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                                                                EXHIBIT 10.55


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                               FINANCING AGREEMENT

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                    as Lender

                                       And

                            CLOTHESTIME STORES, INC.

                       as Debtor and Debtor in Possession

                                   as Borrower

                                       And

                              THE CLOTHESTIME, INC.
                              MRJ INDUSTRIES, INC.
                          CLOTHESTIME INVESTMENT, INC.
                         CLOTHESTIME INTERNATIONAL, INC.

                                       AND

                       CLOTHESTIME ACQUISITION CORPORATION
                      as Debtors and Debtors in Possession

                                  as Guarantors

                          Dated as of December 28, 1995

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                               FINANCING AGREEMENT

                  This Financing Agreement is dated as of December 28, 1995, and is entered into by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter referred to as "CITBC"), with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, CLOTHESTIME STORES, INC., a Delaware corporation (hereinafter referred to as the "Borrower") with its principal place of business located at 5325 East Hunter Avenue, Anaheim, California 92807, as debtor and debtor in possession in a bankruptcy case commenced under Chapter 11 of the United States Bankruptcy Code, and THE CLOTHESTIME, INC., MRJ INDUSTRIES, INC., CLOTHESTIME INVESTMENT, INC., CLOTHESTIME INTERNATIONAL, INC., and CLOTHESTIME ACQUISITION CORPORATION, all Delaware corporations (hereinafter referred to as the "Guarantors") with their principal place of business at 5325 East Hunter Avenue, Anaheim, California 92807, as debtors and debtors in possession in bankruptcy cases commenced under Chapter 11 of the United States Bankruptcy Code.

                                    RECITALS

                  A. On December 8, 1995, the Borrower and the Guarantors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Central District of California. An order directing joint administration of the bankruptcy cases so commenced was entered therein on December 8, 1995. The Borrower and the Guarantors are operating their businesses and managing their affairs as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in any of the Chapter 11 cases.

                  B. The Borrower and the Guarantors have applied to CITBC for a $40,000,000 financing facility to be used by the Borrower for working capital and other purposes.

                  C. CITBC is willing to provide such a financing facility on the terms and subject to the conditions set forth herein, including, but not limited to, the agreement of the Guarantors to guarantee payment of the Obligations as set forth in the Guaranty and the agreement of the Borrower and the Guarantors that all their present and future liabilities for payment of Obligations from time to time outstanding hereunder shall constitute an allowed administrative expense in each of the Chapter 11 bankruptcy cases that shall have, pursuant to Section 364(c)(1) of the Bankruptcy
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Code, priority over all administrative expenses of the kind specified in
Sections 503(b) and 507(b) of the Bankruptcy Code.

                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

         As used in this Agreement:

AFFILIATE has the meaning given to such term in Section 101(2) of the Bankruptcy Code.

APPROVAL ORDERS means the Interim Approval Order and the Final Approval Order.

AVAILABILITY means, at any time of determination, the amount by which (A) the lowest of (i) the Line of Credit at such time, (ii) the Borrowing Base at such time, and (iii) the amount approved for borrowing hereunder by the Bankruptcy Court upon entry of the Interim Approval Order or, after entry of the Final Approval Order, in the Final Approval Order, exceeds (B) the sum of (i) the aggregate outstanding amount of all Obligations, except reimbursement obligations for amounts undrawn under outstanding Letters of Credit and for unreimbursed drawings under Letters of Credit, and (ii) the Availability Reserve.

AVAILABILITY RESERVE means, at any time of determination, an amount equal to the sum of (i) 40% of the maximum amount that is or may become available for drawing, but has not been drawn, under Letters of Credit that are commercial letters of credit (x) issued to a supplier to cover the purchase price of goods that will be Eligible Inventory when delivered to the Borrower and (y) available for drawing against delivery of documents evidencing the shipment or delivery of such goods to the Borrower, (ii) 100% of the maximum amount that is or may become available for drawing, but has not been drawn, under all other outstanding Letters of Credit, (iii) 100% of all amounts at any time drawn under Letters of Credit for which the Borrower has not yet reimbursed the Issuing Bank, (iv) the amount of all unpaid sales taxes collected by the Borrower and owing to any state or other governmental authority, except to the extent that the Borrower can demonstrate to CITBC's satisfaction that the applicable taxing authority could not recover such taxes from or in

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priority over CITBC, whether by assertion of a lien or through a trust fund or other theory, except that if and so long as no Default or Event of Default is Continuing, such amount shall not exceed $500,000, (v) the amount of any Special Payments Reserve established by CITBC for such time, (vi) the amount of any Proceeds Settlement Payment Reserve then in effect, and (vii) if and so long as any Default or Event of Default is Continuing, $500,000, reflecting the Case Cost Carve-Out.

BANKRUPTCY CODE means Title 11 of the United States Code, as from time to time amended.

BANKRUPTCY COURT means the United States Bankruptcy Court for the Central District of California.

BLOCKED ACCOUNT AGREEMENT means an agreement between the Borrower, CITBC and the depositary bank for the Concentration Account, either substantially in the form of Exhibit A hereto or in such other form and upon such other terms and conditions as may be satisfactory to CITBC.

BORROWER is defined in the preamble hereto.

BORROWING BASE means, at any time of determination, an amount equal to the lesser of (i) 60% of the then Eligible Inventory, valued on a FIFO basis at the amount reflected at such time in the "stock ledger report" maintained by the Borrower as part of its perpetual inventory system in accordance with its ordinary practice prior to the Petition Date or, if less, at the lower of (x) the Borrower's actual cost thereof, determined without duplication net of all discounts, allowances and capitalized costs for receipt, unpacking, handling, distribution or shipment to stores or (y) the market value thereof, and (ii) 36.5% of the then Eligible Inventory, valued at the ticketed price as reflected in the Borrower's stock ledger report so maintained, as such percentages may be reduced pursuant to clause N in Section 2.

BUSINESS DAY means any day on which both CITBC and Chemical Bank are open for business.

CAPITAL EXPENDITURES means, for any period, the aggregate of all expenditures made by the Borrower or any Guarantor during such period that in conformity with GAAP are required to be added to or reflected by its "property, plant and equipment" account or any similar fixed asset account on its balance sheet.

CAPITAL LEASE means any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Borrower.

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CASE COST CARVE-OUT means cash proceeds of Inventory, not exceeding $500,000 in the aggregate, released or deposited by CITBC after termination of this Financing Agreement as set forth in Section 9.8.

CASE COSTS means (a) fees and expenses of professionals (including, without limitation, attorneys, accountants, appraisers, brokers, and consultants) employed at the expense of the Borrower's or any Guarantor's bankruptcy estate on behalf of any Person (including, without limitation, the Borrower, any Guarantor, any official committee, any trustee or examiner), (b) fees and expenses of any trustee or examiner appointed in any of the Cases, and (c) fees and expenses reimbursable to any creditor of the Borrower or any Guarantor or other party in interest in any of the Cases, including, without limitation, fees or expenses of the kind specified in Section 503(b)(3) and (4) of the Bankruptcy Code.

CASES includes each of the bankruptcy cases identified as Case Nos. SA95-22533-JW through SA95-22538-JW pending in the Bankruptcy Court and specifically includes each Chapter 7 case to which any such bankruptcy case may be converted and all other successor proceedings.

CHEMICAL BANK RATE means the rate of interest per annum announced by Chemical Bank from time to time as its prime rate in effect at its principal office in the County, City and State of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

CITBC is defined in the preamble hereto.

CLAIM is used as defined in the Bankruptcy Code.

COMMITMENT LETTER means the letter dated December 8, 1995 addressed to the Borrower by CITBC and accepted by the Borrower.

CONCENTRATION ACCOUNT means any demand deposit account with Bank of America, NT&SA, Chemical Bank or any other bank reasonably satisfactory to CITBC that is subject to a Blocked Account Agreement and used by Borrower, with CITBC's express written consent, to receive funds transferred from any Store Account.

CONFIRMATION ORDER means an order confirming a plan in the Borrower's Case or in any Guarantor's Case.

CONTINGENT INDEMNIFICATION OBLIGATIONS means all Obligations for indemnification enforceable by CITBC under any of the Loan Documents (including, without

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limitation, Obligations arising under Section 4.3, 6.5, 10 or 11.12), in respect of which, at the time of determination, no claim has accrued or been made.

CONTINUING means (i) with reference to any event which is a Default, that the act, omission or other event constituting such Default occurred, was not cured or corrected, so as to eliminate such Default to CITBC's written satisfaction in the exercise of its reasonable business judgment during any period of grace provided in Section 9.1, and has not been waived by CITBC in writing, and (ii) with reference to any event which is an Event of Default, that such event occurred and has not been waived by CITBC in writing.

DEFAULT means any event which would become an Event of Default upon the giving of any notice, the lapse of any period of time or the satisfaction of any condition described in Section 9.1 or required to be given, lapsed or satisfied under Section 9.1.

DEFAULT RATE OF INTEREST means a rate of interest per annum equal to the sum of
(i) three percent (3%) per annum and (ii) the Chemical Bank Rate, which rate CITBC shall be entitled to charge on all Obligations when and as provided in
Section 9.3.

DISCHARGE OF THE FINANCING means that the obligation of CITBC to extend credit under this Financing Agreement has been terminated, all outstanding Letters of Credit have expired or have been honored, surrended or otherwise discharged, and all outstanding Obligations, except Contingent Indemnification Obligations, have been indefeasibly paid in full in cash.

DOCUMENTATION FEE means CITBC's fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement or the Obligations.

EBITDA means, for any specified accounting period, an amount equal to (i) the consolidated net income of The Clothestime, Inc. and its Subsidiaries for such period, determined and consolidated in accordance with GAAP applied on a basis consistent with those applied in the January 28, 1995 audited financial statements of The Clothestime, Inc., plus (ii) to the extent deducted in determining such net income, all (x) Interest Expense, tax expense, depreciation expense and amortization expense, each determined and consolidated in accordance with GAAP on a basis consistent with such January 28, 1995 audited financial statements, and (y) all non-cash charges required under GAAP by reason of the reorganization or restructuring of The Clothestime, Inc. and its Subsidiaries, minus (iii) to the extent counted in determining such net income, all non-cash revenues and income items required under GAAP by reason of such reorganization or restructuring, and minus (iv) all Case Costs incurred or accrued during such period (based on billings submitted and claims made, whether

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or not allowed by the Bankruptcy Court) that were not counted as charges in determining such net income.

ELIGIBLE INVENTORY means, at any time of determination, Inventory of the Borrower which conforms to the warranties herein, is owned by the Borrower free and clear of all liens (including Letter of Credit Liens other than Letter of Credit Liens granted to the Issuing Bank and enforceable by CITBC) and consists of clothing and accessories that are finished goods held for sale, and that are merchantable and readily saleable to, the public in the ordinary course of the Borrower's business, less any and all reserves required by CITBC from time to time in its good faith credit judgment (without duplication and with due allowances for any like reserves previously taken into account by the Borrower in valuing the Inventory on its stock ledger report) for (i) supplies, (ii) Inventory not located in the United States of America or Puerto Rico, (iii) Inventory returned or rejected by the Borrower's customers other than Inventory that is undamaged and resalable in the normal course of business, (iv) Inventory to be returned to the Borrower's suppliers, (v) Inventory in transit to third parties, (vi) Inventory not reflected in the Borrower's stock ledger report,
(vii) Inventory offered for sale at below cost, (viii) special orders, (ix) market value declines, (x) shrinkage, (xi) bill and hold (deferred shipment or consignment sales), (xii) markdowns, (xiii) goods not in the possession of the Borrower at its retail store locations, in its distribution center or in its trucks, (xiv) demonstration items, (xv) damaged or defective goods, (xvi) goods held by the Borrower in inventory for more than 180 days, (xvii) goods in transit with carriers, (xviii) goods imported or delivered under any outstanding letter of credit, including any Letter of Credit, but only for as long as any the letter of credit or any Letter of Credit Lien remains outstanding, and (xix) reclamation claims in respect of which an order has been entered in the Borrower's Case, or a motion for an order has been served or filed therein, requiring or permitting the seller of any goods delivered to or received by the Borrower prior to the Petition Date to reclaim or recover any such goods or any proceeds thereof.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time, as applicable.

EVENT OF DEFAULT means any of the events described in Section 9.1.

EXCLUDED PROCEEDS means proceeds of Inventory that (i) were received from sales made by the Borrower prior to the Petition Date, (ii) did not on the Petition Date or at any time thereafter constitute or take the form of Inventory, and
(iii) are subject to a lien granted to a Pre-Petition Secured Creditor prior to the Petition Date or are required to be deposited to a segregated bank account or paid to Wells Fargo, as agent, pursuant to the Wells Fargo Stipulation and Order.

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FINAL APPROVAL ORDER means an order of the Bankruptcy Court including the provisions of the Interim Approval Order, appropriately modified so as to grant final approval of the financing contemplated hereby, up to the full amount of the Line of Credit, and further including such other provisions as CITBC may request and otherwise in all respects satisfactory to CITBC and the Borrower.

GAAP means generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Financing Agreement, all computations and determinations as to accounting or financial matters and all quarterly and annual consolidated financial statements to be delivered pursuant to this Financing Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) as in effect on the date hereof and as applied by the Borrower in the preparation of its audited financial statements for its fiscal year ended January 28, 1995, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

GOOD FAITH means honesty in fact in the conduct or transaction concerned, without regard to whether the conduct or transaction is consistent with any usage of trade or standards considered commercially reasonable by others and without any requirement that any prior course of performance or course of dealing be maintained.

GUARANTOR is defined in the preamble hereto.

GUARANTY means a Guaranty in favor of CITBC, in substantially the form of Exhibit B hereto.

INDEBTEDNESS means all liabilities, contingent or otherwise, that are (i) obligations in respect of borrowed money or evidenced by notes, bonds or any other instrument or debt security, (ii) obligations for the deferred purchase price of property, services or assets, other than goods and services acquired in the ordinary course of business on customary trade terms, (iii) liabilities in respect of letters of credit, and (iv) lease obligations which, in accordance with GAAP, have been or should be capitalized.

INTEREST EXPENSE means, for any accounting period, (i) the Borrower's total interest charges for such period determined in accordance with GAAP on a basis consistent with the Borrower's most recent audited financial statements, but in any event excluding amortization of the Loan Facility Fee and closing costs related to this Financing Agreement, minus (ii) the Borrower's interest income for such period.

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INTERIM APPROVAL ORDER means an order of the Bankruptcy Court in form and substance as set forth in Exhibit C hereto or with such changes therein as may be approved in writing by CITBC and the Borrower.

INVENTORY has the meaning given to it in Division 9 of the California Uniform Commercial Code.

INVENTORY MANAGEMENT FEE means a fee of $30,000 per each six month period, commencing with the six month period beginning on the date the Interim Approval Order is entered, which shall be paid to CITBC in accordance with Section 7.7 as compensation for otherwise unreimbursable costs incurred by CITBC in connection with record keeping, periodic examinations and analyzing and evaluating the Inventory.

ISSUING BANK means any bank issuing a Letter of Credit.

LETTER OF CREDIT means a letter of credit issued with the assistance of CITBC for account or at the request of the Borrower.

LETTER OF CREDIT GUARANTY means any guaranty, joint application or other undertaking delivered by CITBC to an Issuing Bank relating to the Borrower's obligation to reimburse the Issuing Bank for payments made under a Letter of Credit or for interest thereon or for any other amounts payable to the Issuing Bank under any application or agreement relating to such Letter of Credit.

LETTER OF CREDIT GUARANTY FEE means the fee CITBC charges under Section 7.2 for issuing a Letter of Credit Guaranty or otherwise aiding the Borrower in obtaining Letters of Credit pursuant to Section 4.

LETTER OF CREDIT LIEN means either (i) a lien granted prior to the Petition Date upon goods shipped or to be shipped to the Borrower under a pre-petition commercial letter of credit, or upon documents of title covering such goods, enforceable solely by the issuing bank on such letter of credit and securing solely the Borrower's obligation to reimburse the issuing bank for drawings made under such letter of credit to cover the purchase price of such goods, but only if such lien is released and discharged when the issuing bank is so reimbursed and is released and discharged at such time even if the reimbursement obligation was or is converted into or repaid from the proceeds of any loan made by the issuing bank or was or is converted into a bankers acceptance or any other form of obligation owed to the issuing bank, and (ii) any lien granted to an Issuing Bank, with CITBC's consent, and enforceable by CITBC under the application or agreement relating to any Letter of Credit.

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LIBOR means, at any time of determination and subject to availability, the
London Interbank Offered Rate paid in London by Chemical Bank on one month, two month, three month, or six month dollar deposits and if such rates are not otherwise available, then those rates as published, under "Money Rates", in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor, then in any publication used in the New York City financial community.

LIBOR LOAN means a Revolving Loan for which the Borrower has elected to use Libor for interest rate computations.

LIBOR PERIOD means the interest period for a Libor Loan, determined for one month, two month, three month or six month dollar deposits, as selected by the Borrower.

LIEN is used as defined in the Bankruptcy Code.

LINE OF CREDIT means $40,000,000 or any lesser amount, in $5,000,000 increments, to which the Borrower may elect to reduce such amount by giving CITBC at least five days' written notice thereof. Once reduced by the Borrower, such amount may not be increased, except as agreed in writing by CITBC.

LINE OF CREDIT FEE means the fee due CITBC at the end of each month for the Line of Credit and shall be determined for any month by multiplying (i) 0.375% per annum, for the number of days in such month during which this Financing Agreement was in effect, based on a 360-day year, by (ii) the difference between
(A) the average daily amount of the Line of Credit for each such day and (B) the sum of (x) the average daily balance of outstanding Revolving Loans and other charges to the Borrower's loan account for each such day, but counting as a -0-each day on which there was a credit balance in the Borrower's loan account, and
(y) the average daily undrawn amount available under outstanding Letters of Credit for each such day.

LOAN DOCUMENTS means this Financing Agreement, the Guaranty, the Blocked Account Agreement, the Approval Orders, each instrument, agreement, document, certificate or report delivered by the Borrower or any Guarantor pursuant to this Financing Agreement or in connection with the financing transaction contemplated hereby and each other document in any manner relating thereto.

LOAN FACILITY FEE means the fee payable to CITBC in accordance with, and pursuant to, the provisions of Section 7.6.

OBLIGATIONS means all indebtedness, liabilities and obligations of the Borrower and the Guarantors to CITBC and others set forth in or arising under or in respect of this Financing Agreement, the Guaranty, the Blocked Account Agreement or any other

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Loan Document, as the same may from time to time be amended and in effect, and all other debts, liabilities and obligations of every type and description in any manner related to this Financing Agreement or any other Loan Document, at any time created or incurred by the Borrower or any Guarantor and enforceable by CITBC, including (without limitation) (i) all loans and advances at any time made by CITBC to the Borrower or to others for the Borrower's account, (ii) all reimbursements owed to an Issuing Bank or CITBC (or both of them) for any payment made under any Letter of Credit and all reimbursements owed to CITBC for any payment made under any Letter of Credit Guaranty and all other obligations in respect of any Letter of Credit or Letter of Credit Guaranty, (iii) all other obligations for credit extended or financial accommodations provided by CITBC to the Borrower or to others for the Borrower's account, (iv) all interest and fees owed to CITBC, (v) all Out-of-Pocket Expenses and other expense reimbursements owed to CITBC or to others for CITBC's account, and (vi) all indemnification obligations; PROVIDED, HOWEVER, that no liability at any time owed by the Borrower to any Affiliate of CITBC on account of factored or financed receivables arising from the sale of goods to the Borrower shall be included among the Obligations.

OFFICIAL COMMITTEE means the Official Committee of Unsecured Creditors in the Borrower's Case.

OUT-OF-POCKET EXPENSES means all of CITBC's costs and expenses incurred relative to (i) the Commitment Letter and any supplements and amendments thereto, (ii) the preparation, negotiation or closing of this Financing Agreement, the Guaranty, each Blocked Account Agreement and each other Loan Document (whether incurred prior to or at any time after the date of this Agreement), (iii) the making of Revolving Loans, issuance of Letters of Credit or Letter of Credit Guaranties, administration of CITBC's rights and remedies (except CITBC's internal cost of inspecting or auditing the Borrower's Inventory at any time when no Default or Event of Default is Continuing), or any amendment, modification or waiver thereof, (iv) the collection of the Obligations or the exercise or enforcement of any right or remedy relating to the Obligations or the collection thereof, (v) any claim, litigation or proceeding in any manner relating to this Financing Agreement or the transactions contemplated hereby, and (vi) the Cases or any motion or adversary proceeding therein or the protection of CITBC's rights, remedies and interests in any of the Cases, and shall include, without limitation, the reasonable fees and expenses of CITBC's legal counsel, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC to an Issuing Bank or incurred by or charged to CITBC by the Issuing Bank under any Letter of Credit Guaranty or the Borrower's reimbursement agreement, application for letter of credit or other like

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document which pertains either directly or indirectly to any Letter of Credit,
CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable local counsel fees and expenses, if any, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees incurred in connection with the sale or liquidation of the Borrower's Inventory and the collection of the proceeds thereof.

PERMITTED INVESTMENTS means (i) commercial paper issued or guaranteed by a Person rated P-1 or better by Moody's Investors Service, Inc. or A-1 or MIG-1 or better by Standard & Poor's Corporation, (ii) deposits maturing within six months issued by any commercial bank which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, (iii) repurchase agreements having maturities of not more than six months secured by readily marketable direct obligations of the United States of America or any agency thereof, (iv) readily marketable obligations of the United States of America or any agency thereof, maturing within six months, and (v) mutual funds regularly traded in the United States of America whose investments are limited to those described in clauses (i) through (iv) above.

PERSON means an individual, partnership, corporation, business trust, joint stock company, trust, debtor in possession, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

PETITION DATE means December 8, 1995 at 3:15 p.m., Pacific time.

PRE-PETITION CLAIM PAYMENT means each and every return of goods on account of a pre-petition claim, return of goods on account of reclamation rights and payment in lieu of reclamation rights, adequate protection payment to a secured creditor, payment of pre-petition taxes, trusts, fees or impositions and each other payment or distribution or recovery of property, of any and every type and description, made on account of any claim against the Borrower or any Guarantor at any time after the Petition Date, except (i) the allowed and allowable administrative expenses of the Cases, other than reclamation claims, (ii) payment of wages and other employee benefits and customer refunds and store credits authorized to be paid or honored under the order of the Bankruptcy Court entered in the Cases on December 8, 1995, (iii) payment of a reclamation claim that has been allowed as an administrative expense in the Borrower's Case, if such payment is made in cash, (iv) the cash payments to Wells Fargo and segregated cash deposits for the benefit of Wells Fargo that are required to be made by the Borrower or any Guarantor, and the letters of credit and related reimbursement obligations that are required to be delivered to Wells Fargo, under the Wells Fargo Stipulation and Order, (v) a Proceeds Payment, if and to the extent the Bankruptcy Court has found and ordered, upon adjudication and not upon settlement,

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that Wells Fargo has a valid, enforceable and non-avoidable lien on the proceeds used to make such payment and such order has not been reversed or set aside and no appeal therefrom is pending, and (vi) a Proceeds Settlement Payment.

PRE-PETITION CLAIM PAYMENT BASKET means $500,000.

PRE-PETITION SECURED CREDITOR means Wells Fargo, individually or as agent, Union Bank and each other creditor that holds any lien granted or arising prior to the Petition Date enforceable against any property of the estate in any of the Cases.

PROCEEDS PAYMENT means a payment (other than a payment required to be made under the Wells Fargo Stipulation and Order) made to Wells Fargo, as agent, upon authorization from the Bankruptcy Court from the cash proceeds of any tax refund or any other asset (other than money) of the Borrower or any Guarantor (except Inventory) that is not necessary or useful in the conduct of the Borrower's business or for a successful reorganization, upon which Wells Fargo, as agent, claims a lien pursuant to one or more of the security agreements executed and delivered by the Borrower or any Guarantor prior to the Petition Date.

PROCEEDS SETTLEMENT PAYMENT means a Proceeds Payment made pursuant to a settlement, approved by the Bankruptcy Court, of any dispute between the Borrower and Wells Fargo as to whether Wells Fargo holds a lien upon the proceeds used to make such Proceeds Payment.

PROCEEDS SETTLEMENT PAYMENT RESERVE means, at any time of determination, an amount equal to all Proceeds Settlement Payments made at or prior to such time, except any Proceeds Settlement Payment made with CITBC's prior written consent.

REAL ESTATE means any real estate in which the Borrower or any Guarantor owns any fee or leasehold interest.

REPORTING DATE means any date on which the Borrower is to deliver to CITBC any financial statement or any other information that is to be delivered by, or that may be requested from, the Borrower pursuant to the terms of this Financing Agreement.

RETAINED CASH means cash necessary to stock the Borrower's cash registers at its retail locations, petty cash for its chief executive office and, if and so long as no Default or Event of Default is Continuing, cash (not exceeding $1,000,000 in the aggregate) left in Store Accounts, all in amounts consistent with the Borrower's historic business practice.

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REVOLVING LOANS means the loans and advances made, from time to time, to or for the account of the Borrower by CITBC pursuant to Section 3.1.

SECOND TIER SUPERPRIORITY CLAIM is used as defined in the Wells Fargo Stipulation and Order and refers solely to the Second Tier Superpriority Claims expressly required to be granted thereunder.

SPECIAL PAYMENTS means, for any day of determination, all funds that were previously received by CITBC and credited to the Borrower's loan account or otherwise applied to the payment of any Obligations, if and to the extent (i) such funds are reasonably believed by CITBC to be the proceeds of any property other than Inventory, unless either (x) CITBC is satisfied that such property and such proceeds were owned by the Borrower free and clear of any and all liens and interests or (y) CITBC has agreed, at the time such funds were received by it or at any other time, that such proceeds shall not constitute Special Payments, or (ii) such funds are the subject of any pending or overtly threatened motion, proceeding or litigation by any Pre-Petition Secured Creditor asserting or alleging a lien or interest in such funds, even if such lien or interest is denied by the Borrower, unless such lien or interest has either (x) been forever released and discharged in writing by such Pre-Petition Secured Creditor or (y) been determined not to exist or not to be enforceable by a final and nonappealable order of a court of competent jurisdiction.

SPECIAL PAYMENTS RESERVE means, for any day of determination, any amount that is equal to or less than the then amount of all Special Payments and that is established for such day by CITBC, at CITBC's sole option (without being bound by the amount, if any, so established for any previous day and without any obligation to establish any such amount for any day).

STORE ACCOUNT means a deposit account to which cash receipts from the sale of Inventory are deposited by the Borrower.

STORE CLOSING PROGRAM means the closing of 137 of the Borrower's retail stores as set forth in the Borrower's motion relating thereto filed December 12, 1995 and the closing of additional stores from time to time in a comparable manner, so long as the Borrower continues to operate at least 275 retail stores.

SUBSIDIARY means, as to any Person, any Person or entity of which shares of stock or other ownership interest having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

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SUPER-PRIORITY STATUS means that any liability of the Borrower or any Guarantor, whether arising from a pre-petition claim or an administrative expense or other debt, liability or obligation incurred after the Petition Date, is granted or becomes entitled in any of the Cases to priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code and, when used in reference to the Obligations, means that CITBC has an allowed administrative expense claim in respect of each and all of the Obligations at any time incurred, arising or outstanding with priority over all such administrative expenses (whether incurred prior to or after the conversion of any Case to a Chapter 7 case or in any other successor or related proceeding), over all priority claims and over all other claims against any of the Debtors or the estate in any of the Cases, whenever incurred, subject only to the Case Cost Carve-Out.

TERMINATION DATE means the earliest to occur of (i) December 8, 1997, (ii) the effective date of a plan in any of the Cases, (iii) the date on which any Case is dismissed or converted to a Case under Chapter 7 of the Bankruptcy Code, (iv) the date on which any Approval Order is vacated, reversed, set aside or (except as may be satisfactory to CITBC) modified or amended, (v) the date on which the Borrower voluntarily reduces the Line of Credit to zero and terminates CITBC's obligation to extend credit under this Financing Agreement, and (vi) the date on which CITBC terminates its obligation to extend credit under this Financing Agreement after the occurrence of an Event of Default.

U.S. TRUSTEE FEES means fees payable, in respect of any of the Cases, to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6).

WELLS FARGO means Wells Fargo Bank, National Association.

WELLS FARGO STIPULATION AND ORDER means the Amended Stipulation for Order dated December 28, 1995, and the Order thereon, attached as Exhibits D-1 and D-2 hereto, respectively, as originally in effect and as amended from time to time with CITBC's prior written consent, and does not include the stipulation for order, and order thereon, entered in the cases on December 18, 1995, as docket entries 49-1 and 50-1.

                  References herein to a "Section," when not further identified by reference to any law or agreement, are references to the Sections of this Financing Agreement.

SECTION 2.  CONDITIONS PRECEDENT

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                  The obligation of CITBC to make any Revolving Loan or to
assist the Borrower in obtaining any Letter of Credit or issue any Letter of Credit Guaranty shall be in all respects subject to the continuing satisfaction, at the time any Revolving Loan is to be made or any Letter of Credit or Letter of Credit Guaranty is to be issued, of each of the following conditions precedent:

                  a. CORPORATE ORGANIZATION. CITBC shall have received (i) a copy of the Certificate of Incorporation of the Borrower and each Guarantor as then in effect, certified by the Secretary of State of its incorporation, and
(ii) a copy of the By-Laws of the Borrower and each Guarantor, as then in effect, certified by its Secretary or Assistant Secretary.

                  b. BOARD RESOLUTION. CITBC shall have received a copy of resolutions of the Board of Directors of the Borrower and each Guarantor, authorizing the commencement of the Cases and the execution, delivery and performance of this Financing Agreement, the Guaranty, the Blocked Account Agreement and any and all related matters, certified by its Secretary or Assistant Secretary, as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor as to the incumbency and signature of the officers of the Borrower and each Guarantor executing this Financing Agreement and any and all other Loan Documents or authorized to act hereunder, together with evidence of the incumbency of such Secretary or Assistant Secretary; and such resolutions and certificate shall remain in full force and effect and shall not have been subsequently amended or modified.

                  c. OFFICER'S CERTIFICATE. CITBC shall have received, at the first funding of Revolving Loans and from time to time thereafter if CITBC so requests, an executed Officer's Certificate of the Borrower and each Guarantor, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof, (ii) each of the Borrower and the Guarantors is in compliance with all of the other terms and provisions set forth herein, (iii) the Revolving Loans or Letters of Credit then requested by the Borrower do not exceed the then Availability, and (iv) no Default or no Event of Default has occurred and is then Continuing.

                  d. THE CASES. CITBC shall have received such evidence as it may from time to time request confirming that (i) the Cases have been voluntarily commenced by the Borrower and the Guarantors under Chapter 11 of the Bankruptcy Code, (ii) none of the Cases has been dismissed or converted to a case under any other Chapter of the Bankruptcy Code, and proceedings have not been suspended in any of the Cases, (iii) an order directing joint administration of the Cases has been entered and remains in effect therein, (iv) the debtor in each of the Cases remains as

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debtor in possession and retains the full authority granted to it under the
Bankruptcy Code to exercise the rights and powers, and perform the functions and duties, of a trustee therein, (v) no trustee or examiner with expanded powers has been appointed in any of the Cases, and (vi) no order has been entered in any of the Cases (x) limiting the right, power, authority or ability of the Borrower to sell any of its Inventory, to deposit the proceeds of Inventory (other than Excluded Proceeds) in the Concentration Account or in Store Accounts for immediate remittance to the Concentration Account, to deliver to CITBC all amounts deposited to the Concentration Account at any time after the Petition Date, as soon as good funds are available, and any and all other proceeds of Inventory (other than Excluded Proceeds), to repay any of the Obligations, or to perform any of its obligations under this Financing Agreement and any Blocked Account Agreement or (y) limiting, in any respect determined by CITBC in good faith to be materially adverse to the Borrower or to the Borrower's ability to conduct its business, repay the Obligations or reorganize successfully in its Case, the right, power, authority or ability of the Borrower to operate its business, to manage its affairs, or to possess, occupy or operate its retail stores.

                  e. CASH COLLATERAL. Either (i) the debtors in the Cases shall not have used, at any time since the Petition Date, any Pre-Petition Secured Creditor's cash collateral or (ii) the terms and conditions on which any Pre-Petition Secured Creditor has given consent to use of its cash collateral, or the Bankruptcy Court has approved the use of any Pre-Petition Secured Creditor's cash collateral, shall have been approved in writing by CITBC.

                  f. RECLAMATION RIGHTS. No Inventory shall have been taken from or returned by the Borrower on account of any reclamation claim, and no order authorizing or permitting any such taking or return shall have been entered in the Borrower's Case.

                  g. MERCHANDISE RETURNS. No order shall have been entered in any of the Cases authorizing any return of merchandise for credit to pre-petition claims pursuant to Section 546(g)* of the Bankruptcy Code, except for (i) any return of defective merchandise that was not at any time included in the Borrowing Base and (ii) any return that, when counted (at the purchase price of the goods) as a Pre-Petition Claim Payment and added to all other Pre-Petition Claim Payments, would not cause the Pre-Petition Claim Payment Basket to be exceeded.

                  h. NO OTHER LIENS; WELLS FARGO STIPULATION AND ORDER. CITBC shall have received such assurances as may be satisfactory to it and its counsel (including, if required by CITBC, a release by each Pre-Petition Secured Creditor of any and all liens and perfection notices) that no lien granted or created prior to the

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Petition Date is or ever will be attached to or enforceable against any
Inventory held by the Borrower on the Petition Date or acquired by the Borrower at any time thereafter or any proceeds of such Inventory (other than Excluded Proceeds) or any cash deposited to any Store Account or to the Concentration Account at any time after the Petition Date (except segregated cash, constituting Excluded Proceeds, required to be kept segregated under the Wells Fargo Stipulation and Order); and the Wells Fargo Stipulation and Order shall have been duly executed and delivered by Wells Fargo and by the Borrower and each Guarantor (in the case of the stipulation) and entered by the Bankruptcy Court (in the case of the order thereon), shall have become effective in accordance with its terms and shall remain in full force and effect, enforceable in accordance with its original terms and any changes therein that have been approved in writing by CITBC.

                  i. APPROVAL ORDERS. At the time of the making of the initial Revolving Loans, or at the time of the issuance of the initial Letter of Credit, whichever first occurs, CITBC shall have received a certified copy of the Interim Approval Order, which shall have been entered in each of the Cases, upon consent of Wells Fargo, and the Interim Approval Order shall not at any time thereafter have been vacated, reversed or (except as may be satisfactory to CITBC) modified or amended in any respect, and its effectiveness shall not then be stayed. No later than January 31, 1996, CITBC shall have received a certified copy of the Final Approval Order, which shall have been entered in each of the Cases, upon consent of Wells Fargo, and the Final Approval Order shall not at any time thereafter have been vacated, reversed or (except as may be satisfactory to CITBC) modified or amended in any respect, and its effectiveness shall not then be stayed.

                  j. FINANCING AGREEMENT; GUARANTY. This Financing Agreement shall have been duly executed and delivered by the Borrower and each Guarantor; the Guaranty shall have been duly executed and delivered by each Guarantor; neither the Borrower nor any Guarantor shall have repudiated or contested any agreement made by it in this Financing Agreement or the Guaranty; and the Financing Agreement and the Guaranty shall be and remain the lawful obligation of the Borrower and the Guarantors and the estates in the Cases, enforceable in accordance with their respective terms.

                  k. BLOCKED ACCOUNT AGREEMENT. No later than January 31, 1996, the Borrower shall have opened the Concentration Account and executed and delivered to CITBC a Blocked Account Agreement covering the Concentration Account, signed by the depositary bank for the Concentration Account, and the Borrower's cash receipts from the sale of Inventory (including credit card sales but excluding Excluded Proceeds) shall at all times thereafter have been remitted, either directly or through the Store Accounts, to the Concentration Account and the Blocked Account Agreement

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shall at all times thereafter have remained in full force and effect and been performed by the parties thereto in accordance with its terms.

                  l. CREDIT CARD ARRANGEMENTS. No later than the date on which the Final Approval Order is entered, the Borrower shall have given all directions necessary to cause all of its cash receipts from credit card sales made at any time after the Petition Date to be remitted directly to the Concentration Account.

                  m. CASUALTY INSURANCE. No later than the date on which the Final Approval Order is entered, the Borrower shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee, with respect to insurance proceeds relating to Inventory, are in full force and effect, all as set forth in Section 6.3.

                  n. INVENTORY REVIEW. CITBC shall have received (i) prior the date on which the first Approval Order is entered, a report from Gordon Bros. Partners, Inc. relating to the Borrower's inventory and the value thereof, and
(ii) from time to time thereafter, such supplemental reports as CITBC may request pursuant to Section 5.7. Each such report shall be in all respects satisfactory to CITBC. If CITBC determines, in its commercially reasonable judgment, that a reduction in the Borrowing Base is warranted based on the information, valuation and opinions set forth in any such report, the Borrower and the Guarantors shall have agreed to such reduction.

                  o. OPINION. Counsel for the Borrower and Guarantors shall have delivered to CITBC an opinion in the form attached hereto as Exhibit E hereto; and CITBC shall not thereafter have been advised by its counsel that, by reason of any subsequent change in law, order in any of the Cases or any other legal or factual development, CITBC should not continue to rely on any matter confirmed in such opinion of counsel.

                  p. NO MATERIAL ADVERSE CHANGE. Since December 8, 1995, no material adverse change shall have occurred in (i) the assets, liabilities, financial condition, business, operations or prospects of the Borrower or any Guarantor (other than any such change resulting from (x) the commencement of the Cases, (y) the implementation of the Store Closing Program or (z) the transactions and litigation contemplated by the Wells Fargo Stipulation and Order), (ii) the ability of the Borrower to repay the Obligations, or (iii) the enforceability of any provision in this Financing Agreement, the Guaranty, any Blocked Account Agreement, or any Approval Order.

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                  q. REPRESENTATIONS AND WARRANTIES. Each representation and warranty made by the Borrower or any Guarantor in this Financing Agreement shall then be true, correct and complete.

                  r. NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be then Continuing.

                  s. LEGAL RESTRAINTS; LITIGATION. There shall be no order, stay, injunction, writ or other judicial or administrative restraint limiting or prohibiting the consummation of any of the financing arrangements contemplated under this Financing Agreement, the repayment of any of the Obligations, or the performance of any obligation of the Borrower and Guarantors under this Financing Agreement, the Guaranty or the Blocked Account Agreement. At the time the Interim Approval Order is entered and at the time the Final Approval Order is entered, there shall be (i) no litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Borrower or any Guarantor or any of their respective assets, in any manner relating to this Financing Agreement or the financing arrangement contemplated under this Financing Agreement, except any pending or threatened appeal from an Approval Order, and (ii) no suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Borrower or any Guarantor (other than the litigation to be commenced pursuant to the Wells Fargo Stipulation and Order) or against any property of the estate in any of the Cases, which, if adversely determined, could have a material adverse effect on the business, operation, assets, liabilities, financial condition or prospects of the Borrower or any Guarantor.

                  t. DISBURSEMENT AUTHORIZATION. The Borrower shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Borrower for the initial and subsequent Revolving Loans, including, but not limited to, disbursement authorizations in form acceptable to CITBC.

                  u. ADDITIONAL DOCUMENTS. The Borrower shall have executed and delivered to CITBC all documents, instruments and agreements which CITBC or its counsel may reasonably deem necessary or desirable in order to consummate the lending arrangement contemplated in this Financing Agreement or in order to perform, or to provide reasonable further assurances as to the performance of, any obligation of the Borrower or any Guarantor under this Financing Agreement or any Blocked Account Agreement.

                  v. MINIMUM AVAILABILITY. On the date of the first funding of Revolving Loans or issuance of Letters of Credit hereunder, the Availability

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remaining after all such Revolving Loans are funded and all such Letters of
Credit are issued shall be at least $2,500,000.

                  Each of the foregoing conditions shall be a continuing condition, required to be satisfied at the time each Revolving Loan is to be made hereunder and at the time each Letter of Credit or Letter of Credit Guaranty is to be issued hereunder, except that (i) any condition that is expressly required to be satisfied at or by a specific date or time need only be satisfied at or by such time and (ii) no condition that is waived by CITBC in writing need be satisfied at the time of such waiver, but unless such waiver expressly provides that it applies to future occasions such condition shall nevertheless be required to be met on each subsequent occasion on which any Revolving Loan is to be made or any Letter of Credit or Letter of Credit Guaranty is to be issued.

SECTION 3.  REVOLVING LOANS

                  3.1 FUNDING OF LOANS. Subject to the terms and conditions of this Financing Agreement, CITBC agrees to make loans and advances to the Borrower from time to time prior to the Termination Date on a revolving basis, in amounts up to the Availability determined as of such time after giving effect to all requests for loans, advances and Letters of Credit then pending. All requests for loans and advances (other than Libor Loans) must be received by an officer of CITBC no later than 2:30 p.m. New York time on the Business Day on which such loans and advances are required. CITBC shall have the right, but not the obligation, from time to time in CITBC's sole discretion to make loans and advances in excess of the then Availability, on such terms as CITBC may deem appropriate, and all such overadvances shall constitute Revolving Loans and Obligations outstanding and repayable on demand hereunder. Whenever any Default or Event of Default has occurred and is Continuing, CITBC shall not be obligated to make any Revolving Loans but may elect to do so, in its sole discretion. CITBC's election to make any such overadvances or post-default advances on one or more occasions shall not obligate it to continue doing so or to do so on any similar future occasion.

                  3.2 CONFIRMATION OF ELIGIBLE INVENTORY. On or before the third Business Day of each week, the Borrower shall deliver to CITBC an inventory confirmation statement, in the form of Exhibit F hereto, stating the aggregate amount of Eligible Inventory of the Borrower and the Borrowing Base as of the Friday of the immediately preceding week and executed by a responsible officer of the Borrower. CITBC shall have the right at any time, upon three Business Days' advance notice, to request such an inventory confirmation statement as of any other date. With respect to each such statement, the Borrower will provide to CITBC such additional

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information and material as CITBC may in good faith request to confirm the elements, details and manner in which the amount of the Eligible Inventory was calculated and effectively to evaluate the mix of the Inventory and such other information as CITBC may reasonably require to evaluate the Borrower's Inventory, such as returns, claims, credits, allowances.

                  3.3 THE INVENTORY AND ITS PROCEEDS. Each of the Borrower and the Guarantors hereby represents and warrants to CITBC, and agrees with CITBC, that (i) each sale of Inventory is, and shall be, based upon actual and bona fide sales and deliveries of Inventory in the ordinary course of business or pursuant to the Store Closing Program, and the Inventory being sold and the proceeds thereof (other than Excluded Proceeds) are the exclusive property of the Borrower and are not and shall not be subject to any co-ownership interest, lien (except a Letter of Credit Lien granted to the Issuing Bank and enforceable by CITBC), charge, arrangement, encumbrance, security interest, or financing statement whatsoever, (ii) invoices representing credit card receipts evidencing credit card sales of Inventory are in the name of the Borrower and except for disputes, offsets, defenses, counterclaims, contras, returns or credits (all arising in the normal course of the Borrower's business or except as may be promptly disclosed and acceptable to CITBC) the purchasers of such Inventory owe and are obligated to pay the amount stated in the invoices representing credit card receipts, (iii) any and all taxes and license, franchise and other governmental fees and impositions relating to the business of the Borrower or any Guarantor are the responsibility of the Borrower or such Guarantor and, except as otherwise permitted under Section 6.4, will be paid when due, and none of such taxes, fees or impositions do or will represent a lien or trust on or claim against the proceeds of any sale of Inventory or CITBC as recipient thereof, and (iv) the Borrower will promptly issue credit memoranda.

                  3.4 CASH RECEIPTS; APPLICATION OF FUNDS. During the term of this Financing Agreement, the Borrower may and will, at its expense, consistent with the Borrower's existing business practice or as otherwise permitted under
Section 6.8C, sell its Inventory and enforce, collect and receive all amounts owing for credit card sales. Except for the Retained Cash and Excluded Proceeds, all checks or cash from the sale of Inventory will be deposited promptly to the Store Accounts and will be remitted from the Store Accounts, on a daily basis and as soon as good funds are available, to the Concentration Account. All amounts due to the Borrower for credit card sales made after the Petition Date shall be remitted by the credit card companies directly to the Concentration Account. The Borrower agrees that it will only direct the flow of funds from the Store Accounts and the credit card remitters for post-petition sales of Inventory to the Concentration Account. All amounts deposited to the Concentration Account shall be remitted to CITBC, on a daily basis and as soon as good funds are available, in accordance with the Blocked Account Agreement. All

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amounts received by CITBC from the Concentration Account shall be applied to pay outstanding Obligations and will be credited to the Borrower's loan account upon CITBC's receipt of "good funds" at its bank account in New York, New York on the Business Day of receipt if received no later than 5:00 p.m. New York time or on the next succeeding Business Day if received after 5:00 p.m. New York time. No checks, drafts or other instruments received by CITBC will constitute final payment unless and until such instruments have actually been collected. If at any time no Revolving Loans are outstanding and all other Obligations then due and charges to the Borrower's loan account have been paid, then (i) if no Default or Event of Default is then Continuing or if there are then no outstanding Letters of Credit and no outstanding Obligations (except Contingent Indemnification Obligations), CITBC shall promptly upon the Borrower's request remit any credit balance in the Borrower's loan account to the Borrower's operating account or as otherwise directed by the Borrower, and (ii) if any Default or Event of Default is then Continuing and if there are any outstanding Letters of Credit or any outstanding Obligations (except Contingent Indemnification Obligations), then CITBC may hold as cash collateral an amount equal to 105% of the maximum potential liability of the Borrower as to all outstanding Letters of Credit and all such other outstanding Obligations (except Contingent Indemnification Obligations).

                  3.5 THE BORROWER'S LOAN ACCOUNT. CITBC shall maintain a separate loan account on its books in the Borrower's name in which the Borrower will be charged with loans and advances and all payments by CITBC on account of any Letter of Credit or under any Letter of Credit Guaranty. CITBC shall have the right to charge and add to the Borrower's loan account any and all accrued interest, fees, Out- of-Pocket Expenses and other Obligations as they become payable by the Borrower under this Financing Agreement. The Borrower will be credited with all amounts received by CITBC from the Borrower or from others for the Borrower's account, and such amounts will be applied to payment of the Obligations.

                  3.6 ACCOUNT STATED. After the end of each month, CITBC shall promptly send the Borrower a statement showing the accounting for loans, advances, payments in respect of Letters of Credit, interest, fees, Out-of-Pocket Expenses and other Obligations charged to the Borrower's loan account, and all funds received by CITBC credited to the Borrower's loan account, during that month. The monthly statement shall be deemed correct and binding upon the Borrower and shall constitute an account stated between the Borrower and CITBC unless CITBC receives a written statement of any exceptions within 30 days after the date the monthly statement is mailed or delivered by CITBC. Once it becomes binding and an account stated as against the Borrower, such statement shall likewise be binding and an account stated as against each Guarantor, without any need for any separate notice or report to, or review by, any Guarantor.

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                  3.7 NO COMMINGLING OF CASH COLLATERAL. The Borrower shall not commingle any cash collateral of any Pre-Petition Secured Creditor with any proceeds of Inventory generated or otherwise arising at any time after the Petition Date. No such cash collateral shall be deposited to the Store Accounts or the Concentration Accounts or (except as otherwise authorized by the Bankruptcy Court or consented to by the Pre-Petition Secured Creditor) paid over to CITBC for application to the payment of the Obligations.

                  3.8 CASH PAYMENTS BY THE BORROWER. CITBC may assume conclusively that all cash and cash equivalents delivered to CITBC are the sole property of the Borrower and that the Guarantors have no interest therein, except as the Borrower may otherwise specifically designate in writing at the time of, and in respect of, any particular remittance. No payment of any Obligation received by CITBC from any funds belonging to any Guarantor shall reduce the liability of such Guarantor under the Guaranty as to any and all other Obligations at any time arising or incurred.

                  3.9 REPAYMENT OF OVERADVANCES. If at any time, for any reason (including, without limitation, any overadvance which CITBC may have elected to make), the sum of (i) the then aggregate outstanding amount of all Obligations, except reimbursement obligations for amounts undrawn under outstanding Letters of Credit and for unreimbursed drawings under Letters of Credit, and (ii) the then amount of the Availability Reserve exceeds the lowest of (a) the Line of Credit at such time, (b) the Borrowing Base at such time, and (c) the amount then approved for borrowing hereunder by the Bankruptcy Court under the applicable Approval Order, then the Borrower shall repay such excess to CITBC immediately upon demand.

                  3.10 PAYMENT DUE ON TERMINATION DATE. All outstanding Obligations shall be absolutely and unconditionally due and payable in full on the Termination Date.

                  3.11 CITBC NOT LIABLE. CITBC shall have no obligation whatsoever to perform in any respect any contract or obligation of the Borrower or any Guarantor and shall have no liability whatsoever for any other debt, liability or obligation of the Borrower or any Guarantor.

SECTION 4.  LETTERS OF CREDIT

                  In order to assist the Borrower in establishing or opening commercial Letters of Credit for the purchase of Inventory and standby Letters of Credit for any purpose in the ordinary course of the Borrower's business approved by CITBC (except

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that standby Letters of Credit shall in any event not be available (x) to support or provide adequate protection for any pre-petition claim, except for letters of credit contemplated in the Wells Fargo Stipulation and Order, (y) to provide assurance of future performance in respect of any real property lease, or (z) to support payment of any Case Costs), the Borrower has requested CITBC to join in the applications for such Letters of Credit or to guarantee payment or performance of the Borrower's obligations in respect of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CITBC's credit to the Borrower, and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

                  4.1 ISSUANCE OF LETTERS OF CREDIT. Within the Line of Credit, and subject to the terms and conditions of this Financing Agreement, CITBC shall assist the Borrower in obtaining such Letters of Credit in an amount not to exceed the Availability at the time a Letter of Credit is requested and not to exceed $25,000,000 in an aggregate amount of Letters of Credit outstanding at any one time. No Letter of Credit shall be issued for a term in excess of one year or have an expiration date beyond December 1, 1997. CITBC's assistance with respect to Letters of Credit for amounts in excess of the limitations set forth herein shall at all times and in all respects be in CITBC's sole discretion. Whenever any Default or Event of Default has occurred and is Continuing, CITBC shall not be obligated to issue or confirm any Letter of Credit Guaranty or otherwise assist the Borrower in obtaining any Letter of Credit, but may elect to do so, in its sole discretion.

                  4.2 PAYMENTS TO ISSUING BANK; CHARGES TO THE LOAN ACCOUNT. CITBC shall have the right, without notice to the Borrower, (i) to pay directly to the Issuing Bank, for account of the Borrower, any amount due to the Issuing Bank as reimbursement for payments made under a Letter of Credit or for interest thereon or charges related thereto or otherwise payable to the Issuing Bank under the application or agreement relating to such Letter of Credit, and (ii) to charge the Borrower's loan account with the amount of each such payment by CITBC to the Issuing Bank and each other liability incurred by CITBC in respect of any Letter of Credit or under any Letter of Credit Guaranty both (x) whenever any payment is made by CITBC in respect of any Letter of Credit or under any Letter of Credit Guaranty and (y) in any event and whether or not any payment has been made by CITBC and whether or not CITBC's liability is then contingent, upon termination of CITBC's obligation to make loans under this Financing Agreement. Any amount so charged to the loan account shall be charged against any credit balances then in the loan account, and if there are then insufficient credit balances, then, to the extent of such insufficiency, such amount shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided for in this Financing Agreement.

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                                                                  EXECUTION COPY

                  4.3 INDEMNIFICATION. The Borrower unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account, any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors or actions taken by, or any omissions, negligence or misconduct of, any Issuing Bank, other than for any such loss, claim or liability arising directly and solely out of the gross negligence or willful misconduct of CITBC. The Borrower's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Borrower agrees that any charges of the Issuing Bank incurred by CITBC for the Borrower's account shall be conclusively binding on and repayable by the Borrower and shall be charged to the Borrower's loan account.

                  4.4 CITBC NOT RESPONSIBLE. In connection with any Letter of Credit, CITBC shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any document; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in any document; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in any Letter of Credit or any document; any deviation from instructions by the beneficiary of any Letter of Credit or by the Issuing Bank; delay, default, or fraud by the beneficiary or the Issuing Bank or anyone else in connection with any goods which are the subject of any Letter of Credit or the shipment thereof; or any breach of contract between the beneficiary, shipper, vendor or Issuing Bank. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any goods, documents or matters which may be the subject of any Letter of Credit or for any improper honor or dishonor of any draft or demand under a Letter of Credit by an Issuing Bank.

                  4.5 BORROWER BOUND; CITBC'S AUTHORITY TO ACT. Any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit or any Letter of Credit Guaranty or any draft, demand or document presented, accepted or paid thereunder, shall, as between the Borrower and CITBC, be binding on the Borrower and shall not put CITBC in any resulting liability to the Borrower. Whenever any Default or Event of Default is Continuing, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or

                                                                  EXECUTION COPY

rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of application, Letter of Credit, draft, document or acceptance, all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Borrower, except that CITBC shall give the Borrower notice of CITBC's acceptance or rejection of any goods.

                  4.6 LICENSES, TAXES AND LEGAL MATTERS. In connection with any Letter of Credit, the Borrower represents and warrants that any necessary import, export or other licenses or certificates for the import or handling of any goods will have been promptly procured and all foreign and domestic governmental laws and regulations in regard to the shipment and importation of any goods or the financing thereof will have been promptly and fully complied with, except to the extent that any such non- procurement or non-compliance will not have a material adverse effect; and any certificates in that regard that CITBC may at any time reasonably request will be promptly furnished. The Borrower further represents and warrants that all shipments made under any of the Letters of Credit shall be in accordance with the laws and regulations of the countries in which the shipments originate and terminate and are not prohibited by any such laws and regulations, except to the extent that any failure to so comply will not have a material adverse effect. The Borrower assumes all risk, liability and responsibility for, and, subject to Section 6.4, agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, province, city, or other political subdivision, wherein the Inventory is or may be located or payments are to be made or drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

                  4.7 CITBC'S SUBROGATION RIGHTS. Whenever any payment is made to the Issuing Bank by CITBC, CITBC shall acquire by subrogation any and all claims, liens, rights and remedies enforceable against the Borrower by the Issuing Bank or granted in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to all of CITBC's other claims, liens, rights or remedies.

                  4.8 ISSUING BANK REMAINS LIABLE. Nothing in this Section 4 is intended to relieve any Issuing Bank from any liability to any Person.

                                       26
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                                                                  EXECUTION COPY

SECTION 5.  SUPER-PRIORITY STATUS; PROTECTION OF CITBC RIGHTS

                  5.1 OBLIGATIONS ENTITLED TO SUPER-PRIORITY STATUS. Each of the Borrower and the Guarantors hereby agrees, represents and warrants that (i) pursuant to the authority granted under Section 364(c)(1) of the Bankruptcy Code and the applicable Approval Order, all Obligations at any time incurred, arising or outstanding hereunder shall constitute allowed administrative expenses in each of the Cases, with Super-Priority Status, and (ii) any and all Second Tier Superpriority Claims granted to Wells Fargo pursuant to the Wells Fargo Stipulation and Order are in all respects subject and subordinate to the Obligations.

                  5.2 NO DISCHARGE; NO IMPAIRMENT OF SUPER-PRIORITY STATUS. The Borrower and the Guarantors agree that (i) the Obligations and the agreements of the Borrower and the Guarantors hereunder shall not be discharged by the entry of any Confirmation Order (and the Borrower and each Guarantor, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and
(ii) the Super-Priority Status of the Obligations pursuant to the Approval Orders shall not be affected in any manner by the entry of any Confirmation Order.

                  5.3 COLLATERALIZATION PRIOR TO DISMISSAL. The Borrower and the Guarantors agree that, prior to entry of any order dismissing the Borrower's Case, the Borrower will (unless there has then been a Discharge of the Financing) take all actions necessary to grant CITBC a duly perfected and enforceable sole security interest in all of the Borrower's Inventory, whether then owned or thereafter acquired, and all proceeds of the Borrower's Inventory (except Excluded Proceeds), as security for the payment of all Obligations at any time arising.

                  5.4 CITBC'S RIGHTS NOT IMPAIRED. The rights granted to CITBC hereunder shall continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the loan account on the books of CITBC may from time to time be temporarily in a credit position, until Discharge of the Financing. No delay or omission by CITBC to exercise any right hereunder shall be deemed a waiver thereof or be deemed a waiver of any other right, and CITBC's rights may be effectively waived only in a writing signed by it. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                  5.5 ORDER OR MANNER OF ENFORCEMENT. To the extent that the Obligations are now or hereafter secured by any assets, property or guaranty, CITBC shall have (as against the Borrower and the Guarantors and their successors and assigns and as against the estates in the Cases and in any superseding Chapter 7 case or other related or successor proceeding) (i) the right in its sole discretion to

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
                                                                  EXECUTION COPY

determine which claim, lien, right or remedy it wishes to pursue, in any order or sequence, whenever such claim, lien, right or remedy may be enforced and without any requirement (to the fullest extent that such a requirement may lawfully be waived by the Borrower and the Guarantors) that CITBC join Persons or elect its remedies, and (ii) the right at any time to pursue, enforce, sue upon, foreclose upon, relinquish, subordinate, modify or take any other action with respect to any such claim, lien, right or remedy, without in any way modifying or affecting any other claim, lien, right or remedy.

                  5.6 APPLICATION OF CREDIT BALANCES. Subject to Section 3.4, any and all remittances from the Concentration Account, payments, proceeds and reserves or credit balances in the Borrower's loan account at any time received or held by CITBC and, whenever any Default or Event of Default is Continuing, any other property or assets of the Borrower in the possession of CITBC may be applied by CITBC in whole or partial satisfaction of any or all of the Obligations.

                  5.7 REVALUATION OF INVENTORY. If the Borrower substantially changes the character, quality or mix of its Inventory, as a result of changes in its merchandising, changes in its sources of supply or otherwise, or if any other event (except implementation of the Store Closing Program) occurs that CITBC in good faith believes has adversely affected the loan value of the Borrower's Inventory, CITBC may request Gordon Bros. Partners, Inc. or any other soft-goods inventory valuation firm of nationally recognized standing to review the Inventory and related matters and prepare and deliver an inventory valuation report, satisfactory to CITBC as to scope, methodology and substance. The Borrower shall pay all costs of each such report, up to the cost of the most favorable bid received for such report from any such nationally recognized firm. CITBC may request such a report (i) at any time or from time to time after any Default or Event of Default has occurred, whether or not such Default or Event of Default is Continuing, (ii) upon, or at any time after, each occasion when, for at least five consecutive Business Days, the Availability was less than (x) $100,000, for days between January 15 and May 31, and (y) $2,500,000, at any other time, and (iii) in any event at least once each year.

                  5.8 NO CONFLICTING AGREEMENTS, ORDERS OR ACTIONS. Each of the Borrower and the Guarantors covenants and agrees that it will not enter into any stipulation or agreement, request or permit or suffer itself to become subject to any order entered in any of the Cases, or take or permit any other Person to take any other action which does or could conflict or materially interfere with any of the rights, privileges, benefits and remedies of CITBC under this Financing Agreement, the Guaranty, the Blocked Account Agreement, the Wells Fargo Stipulation and Order or the Approval Orders or materially diminish or impair the practical realization of any such right, privilege, benefit or remedy. This Section 5.8 does not restrict or limit the

                                                                  EXECUTION COPY

execution and delivery of the Wells Fargo Order and Stipulation by the Borrower and the Guarantors or the performance of any of their obligations thereunder.

SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS

                  6.1 TITLE TO INVENTORY. Each of the Borrower and Guarantors hereby represents and warrants to CITBC, and covenants with CITBC that, on the date of this Financing Agreement and at all times hereafter until Discharge of the Financing, (i) all merchandise at any time located in any of the retail stores or the distribution center operated by the Borrower and all other Inventory described or reflected in the Borrower's perpetual inventory system or books and records or in any report or financial statement at any time delivered to CITBC by or on behalf of the Borrower or any Guarantor is and will be purchased and owned solely by and in the name of the Borrower, and none of the Guarantors have or will have any interest therein, and (ii) the Borrower owns and will own all such merchandise and other Inventory, and all cash receipts from the sale of Inventory (including credit cards sales) at any time after the Petition Date, all cash deposited at any such time in any Store Account or the Concentration Account, and all proceeds thereof (other than Excluded Proceeds), free and clear of all co-ownership interests, security interests, liens, entitlements, restrictions and encumbrances of any Person, including specifically each Pre-Petition Secured Creditor, except (x) Letter of Credit Liens granted to the Issuing Bank and enforceable by CITBC and (y) Letter of Credit Liens on up to $1,500,000 in purchase price of goods that were in shipment to the Borrower, but had not yet been received by it, on the Petition Date, which Letter of Credit Liens are released and discharged on the date of this Financing Agreement pursuant to the Wells Fargo Stipulation and Order.

                  6.2 INVENTORY RECORDS AND INSPECTION. The Borrower agrees to maintain accurate books and records pertaining to the Inventory and its proceeds, and such books and records shall be maintained in such a way that information sufficient to determine Eligible Inventory is at all times available. CITBC or its agents may from time to time (if no Default or Event of Default is then Continuing, upon reasonable notice) enter upon the Borrower's premises at any time during normal business hours, or at such other times as CITBC and the Borrower may agree, for the purpose of inspecting the Inventory and any and all records pertaining thereto, all at the Borrower's expense (except for CITBC's internal cost of inspecting or auditing Inventory incurred at any time when no Default or Event of Default is Continuing).

                  6.3 INVENTORY INSURANCE. The Borrower agrees to maintain insurance under policies of insurance, with insurance companies, in amounts and covering insurable risks on Inventory, as may be reasonably acceptable to CITBC, on

                                                                  EXECUTION COPY

terms no less favorable to the Borrower than the insurance coverage in place as of the date hereof, except that coverage limits may be reduced as and when warranted by Inventory reductions resulting from store closings. All policies covering the Inventory are to be made payable solely to CITBC (and any liquidator to the extent required in connection with the Store Closing Program) under a standard non-contributory clause and are to contain such other provisions as CITBC may reasonably require to fully protect by insurance CITBC's expectation of repayment from the proceeds of Inventory and grant CITBC the right to receive any payments to be made under such policies with respect to the Inventory. All original policies or true copies thereof are to be delivered to CITBC, with all premiums current and with a loss payable endorsement in CITBC's favor, and shall provide for not less than 30 days' prior written notice to CITBC of the exercise of any right of cancellation. If the Borrower fails to maintain such insurance, CITBC may arrange for such insurance, but at the Borrower's expense and without any responsibility on CITBC's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Whenever any Default or Event of Default is Continuing, CITBC shall have the sole right, in the name of CITBC or the Borrower, to file claims under any insurance policies with respect to the Inventory, to receive, receipt and give acquittance for any payments that may be payable thereunder with respect to the Inventory, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims with respect to the Inventory under any such insurance policies. In the event of any loss or damage by fire or other casualty, any and all insurance proceeds received by the Borrower relating to the Inventory shall be deposited, in the form received, in the Concentration Account.

                  6.4 TAXES. The Borrower will remit any and all sales taxes to the appropriate sales tax authorities when remittance is due and the Borrower and each Guarantor will pay, when due, all local, domestic and foreign (as applicable) taxes, assessments, claims and other charges (each, including sales taxes, a "tax") lawfully payable by or levied or assessed upon the Borrower or the Inventory or any sale of Inventory or any other income, receipts, proceeds or transaction, unless either (i) such tax is being diligently contested by the Borrower in good faith and by appropriate proceedings, the Borrower establishes such reserves as may be required by GAAP, and such tax is not secured by any claim, lien or trust enforceable against any Inventory or any proceeds thereof or against CITBC or (ii) in the case of any such tax that was due prior to the Petition Date, non-payment of such tax cannot reasonably be expected to result in the loss of any license, franchise or operating right necessary to the conduct of business or a successful reorganization herein or any claim, lien or trust enforceable against any Inventory or any proceeds thereof or against CITBC. CITBC shall have the right (but shall not be obligated) at any time on the Borrower's behalf to pay any tax then due as CITBC may in good faith deem necessary or

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                                                                  EXECUTION COPY

appropriate to prevent the imposition or foreclosure of any tax claim, lien or trust against any Inventory or any proceeds thereof or against CITBC.

                  6.5 COMPLIANCE WITH LAWS AND ORDERS; INDEMNIFICATION. The Borrower and each Guarantor agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, including, but not limited to, the Fair Labor Standards Act, as set forth in
Section 201 through Section 219 of Title 29 of the United States Code, and agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership or use of its Real Estate or the operation of its business, except where (i) any such failure to comply resulted from good faith error or innocent omission, (ii) the Borrower or Guarantor promptly commences and diligently pursues a cure of such breach and such cure is eventually, within a reasonable time frame based upon the circumstances and the amount of work required, completed, and (iii) such failure has not resulted in a material adverse effect on the business, financial condition or operations of the Borrower and the Guarantors, taken as a whole. The Borrower and Guarantors hereby jointly and severally agree to indemnify CITBC and agree to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur as a result of any such failure to comply by the Borrower or any Guarantor or in connection with any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of any Real Estate, or any claim or expense which results from the Borrower's or any Guarantor's operations (including, but not limited to, off-site disposal practices). The Borrower and Guarantors agree that this indemnification shall survive for two years after the date of termination of this Financing Agreement and the payment of all Obligations payable hereunder.

                  6.6 REPORTING REQUIREMENTS. The Borrower agrees that, unless CITBC shall have otherwise consented in writing, the Borrower will furnish, or cause to be furnished, to CITBC, not later than (i) 90 days after the end of each fiscal year of the Borrower, an audited Balance Sheet as at the close of such year and statements of operations, cash flows, shareholders' equity and reconciliation of surplus for such year for The Clothestime, Inc. and its Subsidiaries, on a consolidated basis in accordance with GAAP and such changes in GAAP as may be required under GAAP and disclosed to CITBC, audited by independent public accountants selected by the Borrower and satisfactory to CITBC, accompanied by the unqualified opinion of such accountants (except for any qualification relating to the Cases); (ii) 30 days after the end of each fiscal month, except the fiscal month that ends a fiscal quarter, and 45 days after the end of each fiscal month that ends a fiscal quarter, an unaudited balance sheet as at the end of such fiscal month and unaudited statements of operations and cash flows of the Borrower and for The Clothestime, Inc. and its Subsidiaries on a

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
                                                                  EXECUTION COPY

consolidated basis for such fiscal month, certified by an authorized financial or accounting officer of the Borrower; (iii) on or before the third Business Day of each week, a flash report of sales for the immediately preceding week; and
(iv) within a reasonable time, such further information regarding the Inventory, assets, liabilities, business affairs and financial condition of the Borrower as CITBC may reasonably request, including, without limitation, annual cash flow projections in form reasonably satisfactory to CITBC. Each financial statement required to be submitted under clauses (i) and (ii) above must be accompanied by an Officer's Certificate, signed by the President, Vice President - Chief Financial Officer, Controller, Treasurer or Assistant Treasurer of the Borrower, pursuant to which such officer must certify that (a) the financial statement(s) fairly and accurately represent(s) the financial condition of The Clothestime, Inc. and its Subsidiaries on a consolidated basis or the Borrower, as the case may be, at the end of the particular accounting period, as well as the operating results of The Clothestime, Inc. and its Subsidiaries on a consolidated basis or the Borrower, as the case may be, during such accounting period, in accordance with GAAP (subject, in the case of monthly statements, to normal year-end audit adjustments and the absence of notes) and such changes in GAAP as may be required under GAAP and disclosed to CITBC; (b) during the particular accounting period (1) no Default or Event of Default occurred or was Continuing or, if any such officer has knowledge of any such Default or Event of Default, disclosing the existence and setting forth a detailed description thereof; (c) a senior officer of the Borrower has not received any notice of cancellation with respect to its property insurance policies or certifying as to replacement policies therefor; and (d) the exhibits attached to such monthly and annual financial statement(s) constitute detailed calculations showing compliance with all financial covenants applicable for such period, if any, contained in this Financing Agreement.

                  6.7 MINIMUM EBITDA. The Borrower and the Guarantors shall not permit EBITDA for any of the fiscal quarters ending on the dates stated below to be less than the amount set forth next to such fiscal quarter below:

                Fiscal Quarter                                 EBITDA
                --------------                                 ------
                April 27, 1996                              (5,500,000)
                July 27, 1996                                  250,000
                October 26, 1996                            (1,000,000)
                January 25, 1997                            (4,000,000)
                April 26, 1997                              (4,000,000)
                July 26, 1997                                1,000,000
                October 25, 1997                            (1,000,000)

                                                                  EXECUTION COPY

If any change in the computation or determination of EBITDA occurs by reason of any change in GAAP, compliance with the foregoing covenant shall continue to be computed and determined in accordance with GAAP as applied in the audited financial statements of The Clothestime, Inc. as at January 28, 1995 and for the twelve months then ended, unless and until the Borrowers and the Guarantors agree to any amendment hereto that may be proposed by CITBC in good faith to reflect such change in GAAP and to require that the Borrower and the Guarantors achieve substantially the same financial performance as that originally required hereunder.

                  6.8 NEGATIVE COVENANTS. Each of the Borrower and the Guarantors agrees that, without the prior written consent of CITBC, the Borrowers and Guarantors will not:

                            A. NO OTHER SUPER-PRIORITY CLAIMS; NO LIENS. Incur,
create, assume or permit or suffer to exist:

                                    1. Any claim against or liability of the
         Borrower or any Guarantor or the estate in any of the Cases that has Super-Priority Status in any of the Cases, except (a) the Obligations and (b) the Second Tier Superpriority Claims required to be granted to Wells Fargo under the Wells Fargo Stipulation and Order, or

                                    2. Any lien, charge, security interest or
         encumbrance (a) on any property of the estate in any of the Cases (excluding Inventory and proceeds of Inventory), except liens that had attached and were enforceable prior to the Petition Date or (b) on any Inventory or proceeds of Inventory, whether now owned or hereafter acquired, except for (x) Letter of Credit Liens granted to an Issuing Bank and enforceable by CITBC, (y) the interests in favor of CITBC created under this Financing Agreement and the Blocked Account Agreement, and (z) segregated bank deposits of Excluded Proceeds required to be made under the Wells Fargo Stipulation and Order;

                           B. NO OTHER DEBT OR POST-PETITION LIABILITIES. Incur
or otherwise become or remain liable for any Indebtedness, account payable or other liability incurred, assumed or arising at any time after the Petition Date, except (i) the Obligations, (ii) Case Costs, (iii) U.S. Trustee Fees, (iv) payroll costs and other employee expenses, (v) obligations under pre-petition leases of real or personal property or pre-petition executory contracts, whether or not assumed in any Case, (vi) liabilities arising under the Wells Fargo Stipulation and Order, and (vii) accounts payable and other similar liabilities for goods or services incurred and paid in the ordinary course of business and on customary terms.

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                                                                  EXECUTION COPY

                           C. NO SALES OF ASSETS. Sell, lease, assign, transfer
or otherwise dispose of (i) any Inventory, except Inventory sold by the Borrower in the ordinary course of its business or in a going-out-of-business sale for a particular retail store closed under the Store Closing Program or (if CITBC has received assurances satisfactory to it that, after giving effect to such disposition, the Availability will be greater than -0-) sold in bulk, or (ii) any other property or assets, except as contemplated in the Wells Fargo Stipulation and Order and except the sale of excess, obsolete or worn-out equipment or fixtures in the ordinary course of business or pursuant to the Store Closing Program;

                           D. NO CHANGES IN STRUCTURE OR IN CONDUCT OF BUSINESS.
Merge, consolidate or otherwise alter or modify its corporate structure or existence, or enter into or, except for store closings pursuant to the Store Closing Program, engage in any business, operation or activity materially different from that conducted by it immediately prior to the Petition Date; or permit the Borrower's sales, for any period, to constitute less than 95% of the total sales for such period reflected on the consolidated income statement of The Clothestime, Inc.;

                           E. NO OTHER GUARANTIES. Assume, guarantee, endorse,
or otherwise become liable upon the obligations of any Person, except (i) the Guaranty, (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) liabilities arising under the Wells Fargo Stipulation and Order;

                           F. NO DIVIDENDS OR DISTRIBUTIONS. Declare or pay any
dividend of any kind on, or purchase, acquire, redeem or retire, any of its capital stock or equity interest of any class whatsoever, whether now or hereafter outstanding;

                           G. NO LOANS, ADVANCES OR INVESTMENTS. Make or hold
any advance or loan to, or any investment in, any Person, except for (i) advances, loans or investments in existence on the date of execution of this Financing Agreement, (ii) Permitted Investments, but only if no Revolving Loans are outstanding, (iii) the segregated bank deposits required under the Wells Fargo Stipulation and Order, (iv) any Permitted Investment of the segregated cash proceeds of any property other than Inventory and proceeds of Inventory,
(v) advances made by the Borrower to a Guarantor, so long as the aggregate outstanding amount of all such advances to any and all of the Guarantors made at any time after the Petition Date does not exceed $250,000, (vi) loans and advances to employees in the ordinary course of business for travel and entertainment, and (vii) advances made in the ordinary course of business for advertising and marketing costs;

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                           H. STORE CLOSINGS. Close any store or reject any
store lease if, after giving effect to such closing or rejection, the Borrower would have fewer than 275 operating retail stores;

                           I. RETURNS FOR CASH ONLY. Return any Inventory to any
supplier unless the Borrower receives a full refund of the purchase price in cash, except for returns that are authorized pursuant to Section 546(g)* of the Bankruptcy Code and that, when counted (at the purchase price of the goods) as a Pre-Petition Claim Payment and added to all other Pre-Petition Claim Payments, would not cause the Pre- Petition Claim Payment Basket to be exceeded;

                           J. NO PRE-PETITION CLAIM PAYMENTS. Make any
Pre-Petition Claim Payment which, when added to all other Pre-Petition Claim Payments at any time made, would cause the Pre-Petition Claim Payment Basket to be exceeded; or

                           K. TRANSACTIONS WITH AFFILIATES. Enter into any
transaction (including, without limitation, any purchase, sale, lease, loan or exchange of property) with any Affiliate, other than (i) transactions in the ordinary course of business and on terms no less favorable than the terms otherwise attainable from a Person not an Affiliate, (ii) as otherwise permitted in this Financing Agreement, and (iii) customary compensation arrangements, including participation in employee benefit plans and performance of obligations under the Management Services Agreement dated as of January 30, 1994, between the Borrower and MRJ Industries, Inc., in accordance with the prior course of performance thereunder; or

                           L. TRANSACTIONS WITH PRE-PETITION SECURED CREDITORS.
Waive, amend, modify, release or otherwise change the provisions of the Wells Fargo Stipulation and Order or enter into an agreement, stipulation, agreed order or transaction with any Pre-Petition Secured Creditor in any respect which is inconsistent with this Financing Agreement or the Approval Orders, except upon CITBC's prior written consent.

                  6.9 MAXIMUM CAPITAL EXPENDITURES. The Borrower and the Guarantors will not make any Capital Expenditures or incur any liability under any Capital Lease in excess, in the aggregate for all of them, of (i) $750,000 in any one fiscal quarter, commencing with the fiscal quarter ending April 27, 1996, or (ii) $2,000,000 in any fiscal year.

                  6.10 ENVIRONMENTAL MATTERS. The Borrower and the Guarantors will promptly advise CITBC in writing of (i) all quantifiable expenditures (actual or anticipated) in excess of $500,000 pertaining to the Real Estate and operations in any fiscal year for environmental clean-up, environmental compliance or environmental

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testing and the impact of said expenses on the Borrower's cash forecast, and
(ii) any notices received from any local, state or federal authority advising of any environmental liability (real or potential) that could reasonably be expected to exceed $500,000, stemming from any operations, premises, waste disposal practices, or waste disposal sites used by the Borrower or any Guarantor, with copies of all such notices if requested by CITBC.

                  6.11 ORGANIZATION, POWER AND AUTHORITY. Each of the Borrower and the Guarantors represents and warrants to CITBC that it (i) is a duly organized and validly existing Delaware corporation, (ii) is qualified to transact business in all states where the failure to so qualify would have a material adverse effect on its business or property or the ability of the Borrower to enforce collection of amounts owed for credit card sales, and (iii) has full power and authority to execute, deliver, obtain and repay extensions of credit and perform its obligations under this Financing Agreement and, in the case of a Guarantor, the Guaranty.

SECTION 7.  INTEREST, FEES AND EXPENSES

                  7.1 INTEREST. Interest on the Revolving Loans and all other amounts charged to the Borrower's loan account shall be payable monthly as of the end of each calendar month and shall accrue and become payable by the Borrower at a rate equal to (i) the sum of one-half percent (0.50%) per annum plus the Chemical Bank Rate, applied on a per annum basis on the average of the net balances (other than Libor Loans) owing by the Borrower to CITBC as reflected in the Borrower's loan account at the close of each day during such month or, at the Borrower's option, (ii) the sum of two and one-half percent (2-1/2%) per annum and the applicable Libor on any then outstanding Revolving Loans which are Libor Loans, applied on a per annum basis on the average of the net balances of Libor Loans outstanding at the close of each day during such month. The Borrower may elect to use Libor as to any new or then outstanding Revolving Loans if (w) no Default or Event of Default is then Continuing, (x) the Borrower has advised CITBC of its election to use Libor and the Libor Period selected no later than three Business Days prior to the proposed borrowing or, in the case of a Libor election with respect to a then outstanding Revolving Loan, prior to the first day of a Libor Period, (y) the Borrower pays a Libor election fee of $500 on the effective date of such election and (z) the election and Libor shall be effective, if no Default or Event of Default is then Continuing, on the fourth Business Day following said notice. The Libor elections must be for $500,000 or whole multiples thereof. If no such election is timely made or can be made, then CITBC shall use the Chemical Bank Rate to compute interest. In the event of any change in the Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one-half percent (0.50%) above the then Chemical Bank Rate.

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The rates hereunder shall be calculated based on actual days elapsed in a
360-day year.

                  7.2 LETTER OF CREDIT GUARANTY FEE. In consideration of the Letter of Credit Guaranty, the Borrower shall pay CITBC a Letter of Credit Guaranty Fee accrued and earned in advance at each issuance, extension or increase in any Letter of Credit, in an amount equal to one percent (1%) of the maximum amount available under such Letter of Credit applied on a per annum basis (using actual days elapsed in a 360-day year) from the date of issuance to its stated expiry date, with all fees so accrued and earned in any calendar month payable on the last Business Day of such month.

                  7.3 LETTER OF CREDIT COSTS. The Borrower shall reimburse CITBC for all charges, fees, commissions, costs and expenses charged to CITBC by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or covered by the Letter of Credit Guaranty.

                  7.4 OUT-OF-POCKET EXPENSES; DOCUMENTATION FEES. The Borrower shall reimburse or pay CITBC, as the case may be, for all Out-of-Pocket Expenses and all applicable Documentation Fees.

                  7.5 LINE OF CREDIT FEE. On the last Business Day of each calendar month, commencing December 29, 1995, the Borrower shall pay CITBC the Line of Credit Fee for such month.

                  7.6 LOAN FACILITY FEE. To induce CITBC to enter into this Financing Agreement and to make Revolving Loans hereunder, the Borrower shall pay to CITBC, on the date the Interim Approval Order is entered, a Loan Facility Fee in the amount of $250,000.00 (of which $100,000 shall be paid by crediting the Commitment Fee as set forth in paragraph 15 of the Commitment Letter).

                  7.7 INVENTORY MANAGEMENT FEE. The Borrower shall pay the Inventory Management Fee to CITBC (i) on the date the Interim Approval Order is entered and (ii) on each date that occurs six months thereafter or six months after any such prior six-month anniversary date, until Discharge of the Financing.

                  7.8 BREAKAGE COSTS. The Borrower shall pay to CITBC such amount or amounts as shall compensate CITBC and each of its transferees and participants, if any, for all losses, costs or expenses incurred by CITBC or any of its transferees or participants (as reasonably determined by CITBC or such transferee or participant) as a result of (i) any payment or prepayment of a Libor Loan on a day other than the last day of the Libor Period for such Libor Loan, or (ii) any failure of the Borrower to

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borrow a Libor Loan on the date for such borrowing specified in the relevant notice. Such compensation shall include, without limitation, an amount equal to any loss or expense suffered by CITBC or its transferee or participant, as the case may be, during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC or its transferee or participants, as the case may be, upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC or its tranferee or participant, as the case may be, of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing the calculations thereof in reasonable detail, shall be conclusive, in the absence of manifest error.

                  7.9 CHARGES TO THE LOAN ACCOUNT. The Borrower hereby requests and authorizes CITBC to charge the Borrower's loan account with the amount of all interest, fees, Out-of-Pocket Expenses and other Obligations specified in this Section 7 as payment thereof becomes due. CITBC is willing and intends to charge the loan account for such amounts but reserves the right not to do so at any time for any reason. In such event, CITBC may so notify the Borrower in writing and demand separate payment of such amount, and the amount so requested shall thereupon be due and payable three Business Days after such demand.

                  7.10 FEES EARNED AND NON-REFUNDABLE. All fees payable to CITBC shall be fully earned when due and non-refundable thereafter, regardless of any subsequent occurrence or contingency and even if any Letter of Credit is discharged or this Financing Agreement is terminated during any period for which advance payment was made.

SECTION 8.  POWER OF ATTORNEY

                  Each of the Borrower and the Guarantors hereby constitutes CITBC and any employee, agent or nominee of CITBC, with full power of substitution, as the agent and attorney-in-fact of the Borrower and each Guarantor with the right and authority (but without any obligation whatsoever) at any time at the Borrower's cost and expense to exercise any or all of the following powers (which, being coupled with an interest, shall be irrevocable until Discharge of the Financing): to receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Borrower or any Guarantor, or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Inventory for deposit to the Concentration Account or, at CITBC's option, whenever any Default or Event of Default is Continuing, for deposit to a collection account of CITBC.

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SECTION 9.  EVENTS OF DEFAULT AND REMEDIES

                  9.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default hereunder:

                           a. CHANGE AS TO APPROVAL ORDERS. The Interim Approval
Order or the Final Approval Order is (or both are) vacated, annulled, reversed or (except upon CITBC's prior written consent) modified, amended or supplemented in any respect; or the Borrower or any Guarantor seeks, agrees to or joins in a request for entry of an order to vacate, annul, reverse or stay either or both of the Approval Orders or (except upon CITBC's prior written consent) to modify, amend or supplement either or both of the Approval Orders; or any other entity (except CITBC or any Affiliate of CITBC) seeks any such order and either (x) such request is not actively opposed by the Borrower and the Guarantors or (y) such request is not denied in its entirety by the Bankruptcy Court within 30 days after it was filed; or

                           b. IMPAIRMENT OF CITBC'S RIGHTS AND REMEDIES. Except
as provided in the Wells Fargo Stipulation and Order, (i) an order is entered invalidating or in any manner limiting, restricting, staying or restraining the remittance of any cash receipts from the sale of Inventory (including credit card sales) to the Concentration Account or to CITBC or the application of such funds to the payment of any of the Obligations or the collection of payment of any of the Obligations by CITBC or the exercise or enforcement of any of the rights and remedies of CITBC under this Financing Agreement, the Guaranty or the Blocked Account Agreement, or (ii) the Borrower or any Guarantor seeks, agrees to or joins in a request for any such order, or (iii) any other entity seeks any such order and either (x) such request is not actively opposed by the Borrower and the Guarantors or (y) such request is not denied in its entirety by the Bankruptcy Court within 30 days after it was filed; or

                           c. TITLE TO INVENTORY AND ITS PROCEEDS. Any
co-ownership interest, security interest, lien (except a Letter of Credit Lien granted to the Issuing Bank and enforceable by CITBC), charge, encumbrance, sale or transfer restriction or interest whatsoever exists, is outstanding or is approved by order of the Bankruptcy Court as to, upon or against any of the Borrower's Inventory, whether now existing or hereafter acquired or arising, or upon or against any proceeds thereof (other than Excluded Proceeds) generated or arising at any time after the Petition Date (whether or not such lien was granted prior to or after the commencement of the Cases and whether or not any such lien is perfected, avoidable or approved by the Bankruptcy Court); or the Borrower or any Guarantor purports to grant, or seeks, agrees to or joins in a request for, an order confirming or approving, any such lien; or any other entity seeks any such order and either (x) such request is not actively opposed by the

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Borrower and the Guarantors or (y) such request is not denied in its entirety by the Bankruptcy Court within 30 days after it was filed; or

                           d. AUTHORIZATION OR INCURRENCE OF OTHER DEBT. An
order is entered authorizing the Borrower or any Guarantor to obtain any credit or incur any debt, or the Borrower or any Guarantor obtains any credit or incurs any debt, except (i) unsecured credit for goods sold and delivered and services supplied in the ordinary course of business, subject and subordinate to the Obligations and CITBC's Super-Priority Status, (ii) a credit facility that is authorized and permitted to be funded only upon Discharge of the Financing,
(iii) intercompany advances permitted under Section 6.8G, and (iv) liabilities arising under the Wells Fargo Stipulation and Order; or the Borrower or any Guarantor seeks, agrees to or joins in a request for any such order; or

                           e. OTHER CLAIMS OR LIABILITIES GRANTED SUPER-PRIORITY
STATUS. An order is entered (i) granting Super-Priority Status in any of the Cases to any claim, Person or entity, except in respect of the Obligations and except for any Second Tier Superpriority Claim granted to Wells Fargo, subject and subordinate to the Super-Priority Status of the Obligations, pursuant to the Wells Fargo Stipulation and Order, or (ii) otherwise impairing CITBC's right and prospect for payment of the Obligations in priority over all administrative expenses of the type specified in Section 503(b) or 507(B) of the Bankruptcy Code and over all claims and other liabilities of the estates in the Cases, both in the Cases as Chapter 11 cases and in any Chapter 7 case to which any of the Cases may be converted or any other successor or related proceeding, subject only to the Case Cost Carve-Out; or the Borrower or any Guarantor purports to grant, or seeks, agrees to or joins in a request for an order confirming or approving, Super-Priority Status to any administrative expense, claim or other liability in any of the Cases, other than (a) the Obligations, (b) any Second Tier Superpriority Claim required to be granted to Wells Fargo, subject and subordinate to the Super-Priority Status of the Obligations, pursuant to the Wells Fargo Stipulation and Order, and (c) any replacement credit facility that is authorized and permitted to be funded only upon Discharge of the Financing; or any other entity seeks any such order and either (x) such request is not actively opposed by the Borrower and the Guarantors or (y) such request is not denied in its entirety by the Bankruptcy Court within 30 days after it was filed; or

                           f. ENFORCEMENT ACTIONS BY OTHER CREDITORS. An order
is entered in any of the Cases modifying, limiting or terminating the automatic stay in any of the Cases, or granting other relief, so as to permit (i) any creditor having a lien on any property of the Borrower or any Guarantor (except property having a value not in excess of $250,000 and not necessary to a successful reorganization or the prudent and efficient conduct of business) to take possession of such property or to foreclose or

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otherwise enforce such lien, (ii) any creditor to collect or otherwise enforce any claim against the Borrower or any Guarantor or the property of the estates in the Cases, except (x) any claim for any payment expressly required to be paid under the Wells Fargo Stipulation and Order and (y) any claim which, if paid in full and counted as a Pre-Petition Claim Payment and added to all other Pre-Petition Claim Payments, would not cause the Pre-Petition Claim Payment Basket to be exceeded; or (iii) any lessor of any of the Borrower's retail stores to terminate any lease that has not been rejected by the Borrower; or

                           g. PRE-PETITION CLAIM AND INTEREST PAYMENTS. The
Borrower or any Guarantor makes, or an order of the Bankruptcy Court is entered authorizing the Borrower or any Guarantor to make, (i) any Pre-Petition Claim Payment which, when added to all other Pre-Petition Claim Payments at any time made, would cause the Pre-Petition Claim Payment Basket to be exceeded, or (ii) any payment or distribution on account of any pre-petition interest in any debtor in any of the Cases; or

                           h. FINAL APPROVAL ORDER NOT ENTERED. The Final
Approval Order is not entered on or before January 31, 1996; or

                           i. STAY PENDING APPEAL OF APPROVAL ORDER. Either or
both of the Approval Orders are subject to an appeal, and a stay pending appeal is entered on terms which CITBC or its counsel in good faith believes may limit, restrict or otherwise impair the enforceability of any Obligations that are then outstanding or any of the rights, remedies and benefits intended to be accorded to CITBC under this Financing Agreement and the Approval Orders in respect of any such Obligations; or

                           j. DISMISSAL; SUSPENSION; CONVERSION; SUBSTANTIVE
CONSOLIDATION. An order is entered dismissing any of the Cases or suspending proceedings in any of the Cases pursuant to Section 305 of the Bankruptcy Code or converting any of the Cases to a case under another Chapter of the Bankruptcy Code or substantively consolidating the estate or any property or claims in any of the Cases with the assets, liabilities, estate, property or claims of any other Person; or the Borrower or any Guarantor requests, agrees to or joins in a request for any such order; or

                           k. APPOINTMENT OF TRUSTEE OR EXAMINER. A trustee or
an examiner with expanded powers is appointed in any of the Cases; or the Borrower or any Guarantor requests, agrees to or joins in a request for any such appointment; or

                           l. OPERATING RESTRICTIONS. The Borrower's right,
power and authority to operate its retail stores and to acquire, hold and sell its Inventory is in any manner qualified, limited or restricted, whether by court order, agreement or any

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other means, except (i) by reason of the Borrower's election to reject a lease,
(ii) pursuant to the Store Closing Program, or (iii) in any respect which CITBC in good faith determines not to be materially adverse to the Borrower or to the Borrower's ability to conduct its business, repay the Obligations and reorganize successfully in its Case; or

                           m. POST-PETITION DEFAULT AS TO LEASES. The Borrower
or any Guarantor fails to perform any obligation required to be performed by it under Section 365(d)(3) of the Bankruptcy Code, except (i) obligations disputed in good faith, (ii) obligations permitted to be deferred or suspended in connection with the Store Closing Program, and (iii) obligations under a lease of a retail store, if the Borrower is not in default under or as to leases of more than 10 of the Borrower's retail stores at any one time; and such failure continues for a period of more than 10 Business Days after notice thereof is received by the Borrower; or

                           n. PLAN. The Borrower or any Guarantor or any other
party in interest files a plan in any of the Cases that does not provide that all of the Obligations shall be paid in full in cash on the effective date of such plan, in priority over all other payments to be made thereunder; or

                           o. MATERIALLY ADVERSE DEVELOPMENTS. A non-monetary
judgment or order with respect to a post-petition event (other than the order that is part of the Wells Fargo Stipulation and Order or an order entered in the litigation contemplated thereby) is rendered against the Borrower or any Guarantor or entered in any of the Cases which does or could reasonably be expected to (i) cause a material adverse change in the condition (financial or otherwise), business, operations, properties or prospects of the Borrower or any Guarantor, (ii) have a material adverse effect on the ability of the Borrower or any Guarantor to repay the Obligations or perform its obligations under this Financing Agreement or any Blocked Account Agreement, or (iii) have a material adverse effect on the claims, rights and remedies of CITBC; or

                           p. FAILURE TO PAY OBLIGATIONS. Any payment of
principal, interest, fees or other Obligations required to be made to CITBC under this Financing Agreement is not paid when due and remains unpaid for five Business Days thereafter; or

                           q. BREACH OF REPRESENTATION OR WARRANTY. Any
representation or warranty made by the Borrower or any Guarantor in this Financing Agreement is not in all material respects true, correct and complete on the date of this Financing Agreement or as of (i) any Reporting Date (whether or not any required report is delivered on such Reporting Date), (ii) any date on which a Revolving Loan is made or requested by the Borrower or a Letter of Credit is requested, issued, extended or

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amended or (iii) any date on which any Obligation is posted to the Borrower's loan account by CITBC; or any statement, representation or warranty made by the Borrower or any Guarantor in any other Loan Document or any information set forth in any financial statement, report or certificate delivered to CITBC pursuant to this Financing Agreement is not in all material respects true, correct and complete on the date on which such representation or warranty was made or such statement, report or certificate was delivered to CITBC; or

                           r. BREACH OF CERTAIN AGREEMENTS. The Borrower or any
Guarantors fails duly and punctually to perform and observe any of the agreements set forth in Sections 3.4, 3.7, 3.9, 5.1, 5.2, 5.3, 6.1, 6.2, 6.4,
6.7, 6.8 or 6.9; or

                           s. FAILURE TO DELIVER INVENTORY REPORT The Borrower
fails to perform any of the agreements set forth in Section 3.2, and such failure continues for three Business Days; or

                           t. BREACH OF OTHER AGREEMENTS OR OBLIGATIONS. The
Borrower or any Guarantor fails duly and punctually to perform or observe any other agreement or obligation under this Financing Agreement or any other Loan Document, and such failure continues for 10 Business Days after the Borrower acknowledges such failure or receives notice thereof; or

                           u. ERISA MATTERS. The Borrower or any Guarantor (i)
engages in any "prohibited transaction" as defined in ERISA, (ii) has any "accumulated funding deficiency" as defined in ERISA, (iii) has any Reportable Event as defined in ERISA, (iv) terminates any Plan, as defined in ERISA or (v) is engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and such event or condition (x) remains uncured for 30 days from date of occurrence and (y) could reasonably be expected to subject the Borrower or such Guarantor to any tax, penalty or other liability in an amount exceeding $250,000; or

                           v. NULLIFICATION, MODIFICATION OR REPUDIATION OF
WELLS FARGO RELEASE. The provisions of subparagraph c of paragraph 1 of the stipulation, as approved pursuant to the order, in the Wells Fargo Stipulation and Order shall be in any respect repudiated by Wells Fargo or annulled, invalidated, modified, amended or otherwise changed.

                  9.2 SUSPENSION OF CITBC'S COMMITMENT. Upon the occurrence of any Default or Event of Default, at the option of CITBC, CITBC's obligation to make Revolving Loans and assist the Borrower in obtaining Letters of Credit shall (if not terminated by CITBC pursuant to Section 9.3) be suspended for so long as any

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Default or Event of Default is Continuing. Nevertheless, CITBC shall have the right (without the obligation) to continue making Revolving Loans and assisting the Borrower in obtaining Letters of Credit, at CITBC's sole discretion.

                  9.3 TERMINATION, ACCELERATION, DEFAULT INTEREST. Upon the occurrence of an Event of Default and at any time thereafter for so long as any Event of Default is Continuing, CITBC may give the notice described in Section
9.9 and shall thereupon have the immediate, absolute, unconditional and unqualified right, without necessity of any leave or authorization from the Bankruptcy Court, to take any or more or all of the following actions, in any order or sequence and at any time:

                           a. TERMINATION. CITBC may immediately terminate its
obligation to make Revolving Loans and to assist the Borrower in obtaining Letters of Credit and all other obligations of CITBC under this Financing Agreement;

                           b. ACCELERATION. CITBC may immediately declare all
outstanding Obligations to be due and payable, and the same thereupon shall be immediately and payable, without further notice or demand; and

                           c. DEFAULT RATE OF INTEREST. CITBC may charge the
Default Rate of Interest on all then outstanding or thereafter incurred Obligations.

                  9.4 CONTROL OVER INVENTORY; COLLECTION OF PROCEEDS. Upon the occurrence of any Event of Default and at any time thereafter for so long as any Event of Default is Continuing, whether or not CITBC has exercised any of the rights and remedies set forth in Sections 9.2 and 9.3 and without necessity of any leave or authorization of the Bankruptcy Court, CITBC at any time and from time to time may (i) enter upon and remove from any premises where the same may be located copies of any and all documents, instruments, files and records relating to the Inventory, (ii) use such of the Borrower's personnel, supplies or space at the Borrower's retail stores, distribution center and other places of business or otherwise, as may be necessary to properly administer, control and sell the Inventory or the handling of collections and realizations thereon,
(iii) collect all cash proceeds of Inventory (other than Excluded Proceeds), either on the sale premises or directly from the purchaser or through any special account or remittance arrangement, (iv) collect all non-cash proceeds of Inventory, including proceeds from credit card sales and other obligations representing proceeds of Inventory (but excluding Excluded Proceeds), and in connection therewith CITBC may bring suit, in the name of the Borrower or CITBC, to enforce collection thereof, (v) generally exercise and enforce all other rights and remedies of the Borrower respecting the sale of Inventory and the collection and enforcement of the proceeds thereof (other than Excluded Proceeds), all as CITBC from time to time may elect, including, without limitation, the right to accelerate or

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extend the time of payment, settle, compromise, release in whole or in part any amounts owing and issue credits in the name of the Borrower or CITBC, and (vi) exercise any or all other rights and remedies provided in law, in equity, by contract or otherwise.

                  9.5 LIQUIDATION OF INVENTORY. If any of the Obligations are not paid when due on the Termination Date or are declared due and payable as set forth in Section 9.3, then CITBC shall have the immediate, absolute, unconditional and unqualified right, without necessity of any leave or permission from the Bankruptcy Court, to require that the Borrower immediately sell the Inventory, either in its then location in the ordinary course or in going out of business sales, or immediately assemble, transport and sell the Inventory in bulk in one or more lots or sales or otherwise at any commercially reasonable time or in any commercially reasonable manner requested by CITBC, and the Borrower agrees to take all commercially reasonable actions requested by CITBC in connection therewith in order to liquidate the Inventory and pay the Obligations, at the earliest reasonable time in a commercially reasonable manner, and further agrees to deliver all proceeds of all such sales to CITBC, in the form received, for application to the payment of the Obligations.

                  9.6 RELIEF FROM THE AUTOMATIC STAY. To the extent that the automatic stay under Section 362 of the Bankruptcy Code would otherwise prohibit or restrain the exercise of any right or remedy of CITBC described in or granted or available to it under this Financing Agreement (including, without limitation, the rights and remedies set forth in this Section 9) or any Blocked Account Agreement or any other Loan Document, the Approval Orders shall grant CITBC relief from the automatic stay so as to permit CITBC freely to exercise and enforce any and all of such rights and remedies. Each of the Borrower and the Guarantors covenants and agrees that it will not, under any circumstances, seek reimposition of the automatic stay or seek any other injunctive relief that might restrict, delay or hinder the exercise or enforcement of any such right or remedy, or take any other action intended to restrict, delay or hinder the exercise or enforcement of any such right or remedy.

                  9.7 FURTHER ORDERS OF THE BANKRUPTCY COURT. The Borrower and the Guarantors hereby stipulate and consent to entry of any order of the Bankruptcy Court that may be requested by CITBC (i) directing the Borrower and the Guarantors to take any action requested by CITBC which the Borrower or any Guarantor is obligated to take, or which CITBC has the right to request, under
Section 9.4 or Section 9.5, (ii) confirming that any or all of CITBC's rights and remedies may be exercised free from restraint under the automatic stay, as set forth in Section 9.6, and free from any other restraint which might otherwise be effective under any order (other than the Wells Fargo Stipulation and Order) entered in any of the Cases, and (iii) restraining the

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Borrower and the Guarantors from taking any action which they covenant and agree not to take under Section 9.6.

                  9.8 CASE COST CARVE-OUT. Notwithstanding the Super-Priority Status of the Obligations, upon written request of the Borrower or the Official Committee delivered to CITBC at any time after CITBC terminates its obligation to extend credit hereunder as set forth in Section 9.3, CITBC will release cash proceeds of Inventory that become payable to CITBC after such request is received by CITBC, up to an amount that shall not, in the aggregate, exceed the difference between (i) $500,000 and (ii) all Case Costs (whenever incurred or arising) paid from any other source at any time after such termination of CITBC's obligation to extend credit; PROVIDED, HOWEVER, that such proceeds shall only be released for the purpose of paying Case Costs that were not incurred, directly or indirectly, to contest the enforceability or enforcement of any of the Obligations or the exercise or enforcement of any of CITBC's rights or remedies or in connection with any other claim, motion, adversary proceeding or other litigation adverse to CITBC. CITBC shall have the right, at its sole option, to discharge its obligation under this Section 9.8 at any time, by depositing $500,000 in proceeds of Inventory delivered to CITBC, less the sum of
(i) all cash proceeds previously released by CITBC under this Section 9.8 and
(ii) all Case Costs paid from any other source at any time after such termination of CITBC's obligation to extend credit, to a separate account under CITBC's control for disbursement to pay Case Costs subject to the proviso above.

                  9.9 NOTICE OF EXERCISE OF RIGHTS UNDER SECTION 9.3. At least three Business Days prior to exercising any of its rights under Section 9.3, CITBC shall serve upon the Borrower, the Official Committee and Wells Fargo written notification to the effect that CITBC intends to exercise one or more of its rights under Section 9.3. No other notice shall be required as a condition to or in connection with the exercise or enforcement of any of CITBC's rights or remedies under any of the Loan Documents. The notice required under this Section
9.9 need only be given once, need not be given to any other Person, need only state that CITBC intends to exercise one or more of its rights under Section 9.3, need not set forth any additional information whatsoever (whether relating to the occurrence or continuance of any Event of Default or the time, manner or order in which any of CITBC's rights or remedies may be exercised or any delay or change therein or otherwise), and shall be sufficiently given if served, in any manner permitted by law for service of a motion in the Cases, upon counsel of record in the Cases for the Borrower, the Official Committee and Wells Fargo.

                  9.10 BREACH NOT EXCUSED. No breach of any of the agreements set forth in Sections 3.7, 6.1, 6.8A, 9.1c or any other provision of this Financing Agreement relating to the Borrower's title to any funds that are Special Payments shall

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be excused, shall be deemed not to be or not to give rise to a Default or an
Event of Default, or shall be deemed waived by CITBC, by reason of (i) CITBC's establishment of any Special Payments Reserve, (ii) any election made by CITBC in establishing the amount of any Special Payments Reserve from day or day, or
(iii) any lawful action, not constituting a breach of contract, taken or omitted by CITBC in connection therewith.

SECTION  10.  TERMINATION

                  Unless terminated prior to such date as herein provided or unless extended in writing by CITBC in its sole and absolute discretion, CITBC's obligations under this Financing Agreement shall terminate on the Termination Date. The Borrower may, at any time, terminate CITBC's obligations under this Financing Agreement and the Line of Credit upon at least five days' prior written notice to CITBC. Such notice shall be irrevocable and all Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof. After termination and until Discharge of the Financing, all of CITBC's rights and remedies shall continue, and CITBC may withhold any credit balances in the loan account (unless supplied with an indemnity satisfactory to CITBC) to cover all outstanding Letters of Credit and all other outstanding Obligations, whether absolute or contingent, except that if the remaining unpaid Obligations relate solely to contingent reimbursement obligations for amounts that are available to be drawn, but have not been drawn, under outstanding Letters of Credit or to Contingent Indemnification Obligations, CITBC will, if the Borrower so requests, retain, solely as cash collateral, credit balances in an amount equal to 105% of the maximum amount then or at any time thereafter available for drawing under all Letters of Credit then outstanding. When all outstanding Letters of Credit have been so secured by cash collateral deposited with CITBC in an amount equal to 105% of such maximum amount, pursuant to a duly executed agreement between CITBC and the Borrower and the Guarantors and pursuant to which the Borrower and the Guarantors jointly and severally agree to indemnify CITBC for any Letter of Credit claims and costs that exceed the cash collateral, then this Financing Agreement shall be terminated, except that such indemnity and all other indemnification obligations of the Borrower and the Guarantors hereunder shall survive such termination and shall survive Discharge of the Financing.

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SECTION 11.  MISCELLANEOUS

                  11.1 WAIVERS. The Borrower and each Guarantor hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and all other notices and demands that might otherwise be required to be given to the Borrower or any Guarantor, except those expressly required in this Financing Agreement or any Approval Order. No delay or omission by CITBC as to the exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

                  11.2 SIGNED WRITING REQUIRED; GUARANTORS BOUND. Neither this Financing Agreement nor any provision hereof may be waived, amended or modified except as expressly set forth in a written agreement signed by the Borrower and CITBC. Each Guarantor agrees to be bound by any such agreement signed by the Borrower and waives any right separately to be notified thereof or separately to consent thereto.

                  11.3 NO EXTRINSIC EVIDENCE. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                  11.4 USURY LAWS. It is the intent of the Borrower, the Guarantors and CITBC to conform strictly to all applicable state and federal usury laws. All agreements between the Borrower and CITBC, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by CITBC for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which CITBC is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever fulfillment of any provisions hereof or of such other Loan Document, at the time performance of such provision shall be due, shall involve

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transcending the limit of validity prescribed by law, then the obligations to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance CITBC shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excessive interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Borrower. In determining whether or not all sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the Obligations of the Borrower to CITBC, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Borrower and CITBC shall to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the Obligations of the Borrower to CITBC, (b) exclude voluntary prepayments and the effect thereof, and (c) to the extent not prohibited by applicable law, amortize, prorate, allocate and spread in equal parts, the total amount of all sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the Obligations of the Borrower to CITBC throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Borrower and CITBC.

                  11.5 SEVERANCE. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

                  11.6 SALE OF LOANS OR PARTICIPATIONS. CITBC shall have the right to transfer or sell the Obligations, or a participating interest therein, to any financial institution or commercial finance lender, solely in CITBC's discretion, but (i) CITBC shall not be relieved of its commitment hereunder by reason of any such transfer, even if such commitment is assumed by a transferee,
(ii) CITBC shall not, prior to the Termination Date, delegate or transfer its right to establish reserves for purposes of determining the Eligible Inventory or any of CITBC's other discretionary rights related to the determination of the Borrowing Base or the Availability, (iii) no transferee or participant shall, by reason of any such transfer or sale, acquire the right to apply any bank deposit, proceeds of Inventory or other property to the payment any

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liability which is not an Obligation, and (iv) the Borrower shall not be responsible for any fees, charges or costs arising out of any such transfer or participation except as otherwise provided in Section 7.8. If CITBC transfers any Obligation or sells any participation therein, CITBC will endeavor (as a matter of courtesy only and without being in any manner obligated to do so or liable for any failure to do so) to advise the Borrower of the sale, the identity of the transferee or participant and, generally, of the rights of the transferee or participant to approve amendments, consents or waivers.

                  11.7 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE BORROWER, THE GUARANTORS AND CITBC HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE BORROWER OR ANY GUARANTOR WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS FINANCING AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS FINANCING AGREEMENT, THE BORROWER AND EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS FINANCING AGREEMENT. THE BORROWER AND EACH GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OF VENUE OR BASED UPON FORUM NON CONVENIENS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF CITBC TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

                  11.8 NOTICES. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered, including overnight delivery by a courier service or sent by telegram or facsimile, or five days after deposit in the United States mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

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                                                                  EXECUTION COPY

                           A.  If to CITBC, at:

                           The CIT Group/Business Credit, Inc.
                           300 South Grand Avenue
                           Los Angeles, CA  90071
                           Attn: Regional Manager
                           Facsimile Number: (213) 613-2588

                           B. If to the Borrower or any Guarantor, at:

                           Clothestime Stores, Inc.
                           5325 East Hunter Avenue
                           Anaheim, California 92807
                           Attn:  Chief Financial Officer
                           Facsimile Number: (714) 779-8421

                           C.  If to the Official Committee, at:

                           Official Committee of Unsecured Creditors
                           The Clothestime, Inc.
                           c/o Siegel, Sommers & Schwartz LLP
                           470 Park Avenue South 16th floor
                           New York, NY 10016
                           Att'n: Lawrence Gottlieb
                           Facsimile Number: (212) 889-0688

or to such other address as any party may designate for itself by like notice.

                  11.9 GOVERNING LAW. The validity, interpretation and enforcement of this Financing Agreement shall be governed by the laws of the State of California, subject to all applicable provisions of the United States Bankruptcy Code.

                  11.10 WAIVER OF CLAIM FOR SPECIAL, INDIRECT, CONSEQUENTIAL AND PUNITIVE DAMAGES. Neither CITBC nor any of CITBC's affiliates, directors, officers, employees, attorneys or agents shall ever be liable under or in respect of this Financing Agreement or any other Loan Document or the financing transactions contemplated hereby or any act, omission, breach, tort, wrongful conduct, occurrence or event in any manner related hereto, on any theory of liability (whether contract, tort, duty imposed by law, or otherwise), for any special, indirect, consequential or punitive damages, and the Borrower and each Guarantor hereby waive, release and agree never to sue upon any claim for any such damages.

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                  11.11 CITBC'S APPROVAL, SATISFACTION AND DISCRETION. Wherever,
in this Financing Agreement, any act, document or matter is required to be approved by CITBC or to be satisfactory to CITBC or any action is permitted or authorized to be taken by CITBC in its discretion, CITBC may freely grant or withhold such approval, determine whether such act, document or matter is satisfactory, or take or decline or fail to take any such action, in each case at CITBC's sole option and election and without any obligation or limitation whatsoever, except that CITBC act in good faith.

                  11.12 INDEMNIFICATION. The Borrower and the Guarantors jointly and severally agree to defend, indemnify and hold harmless CITBC and its affiliates and their respective directors, officers, employees, attorneys, agents and representatives, and the heirs, representatives, successors and assigns of each of them, from and against all claims, liabilities, losses, damages, costs and expenses (including the reasonable fees and disbursements of their attorneys, whether or not suit is brought) asserted, incurred, imposed or arising in any manner as a result of or in connection with the execution, delivery or performance by CITBC of this Financing Agreement or any Blocked Account Agreement or the use of any proceeds of the credit extended hereunder or the exercise or enforcement of any right or remedy of CITBC or any action taken or omitted or event occurring in connection therewith, except only that such indemnification shall not be apply to any claim, liability, loss, damage, cost or expense that is finally determined by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of the Person otherwise to be indemnified hereunder.

                  11.13 SUCCESSORS AND ASSIGNS. This Financing Agreement shall be binding upon and enforceable by CITBC, its successors and assigns, and the Borrower and each Guarantor, in each instance both individually and as debtor in possession, and the estate in each of the Cases and shall be binding upon and enforceable against any trustee appointed in any of the Cases and the estate and trustee in any Chapter 7 case to which any of the Cases may be converted and all other successor trustees, estates and proceedings. All administrative expenses and other liabilities incurred in any such Chapter 7 case or in any such other successor proceeding shall be in all respects subject and subordinate to the prior payment, in full and in cash, of all of the Obligations, and the Super-Priority Status of the Obligations shall continue unimpaired and unaffected in any such Chapter 7 case or other successor proceeding. The Borrower's right to obtain credit under this Financing Agreement is personal to the Borrower, as debtor in possession of the Chapter 11 estate in the Borrower's Case, and may not be assigned to any Person.

                  11.14 NO OTHER DUTY. The relationship between the Borrower and the Guarantors, on the one hand, and CITBC, on the other hand, is solely that of debtors and creditor. CITBC is not undertaking to act, and shall not be obligated, as agent or

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other fiduciary for the Borrower or any Guarantor, and CITBC shall not be subject to any duty of loyalty, duty of disclosure, duty of care or any other fiduciary duty or special duty to the Borrower or any of the Guarantors. CITBC's duty, liability and obligation under this Financing Agreement or in respect of, in connection with or as a result of any of the transactions or matters contemplated hereby shall be CITB's contractual obligation, as set forth herein, to extend credit to the Borrower on the terms and subject to the conditions set forth herein and obligations ancillary thereto that are either (i) expressly set forth in, and expressly assumed by CITBC under, any of the Loan Documents or
(ii) imposed upon CITBC pursuant to mandatory requirements of applicable law not effectively waived by the Borrower and the Guarantors. To the fullest extent they may lawfully do so, each of the Borrower and the Guarantors hereby waives any and all such ancillary duties, liabilities and obligations that would otherwise be imposed on CITBC by law.

                  11.15 CONFIDENTIALITY. CITBC agrees that it will not, without the prior consent of the Borrower or a Guarantor, disclose any information with respect to the Borrower or any Guarantor which is furnished to CITBC pursuant to this Financing Agreement and which the Borrower or a Guarantor has notified CITBC, in writing, constitutes confidential information, except (i) to CITBC's directors, officers, employees, agents and financial and legal advisors under instructions to maintain confidentiality, (ii) to any actual or prospective transferee or participant under Section 11.06, so long as such transferee or participant agrees to be bound by the provisions of this Section 11.14, (iii) information that is known to CITBC or its directors, officers, employees or advisors prior to its disclosure by the Borrower or a Guarantor, (iv) information that has become publicly available other than by CITBC's improper disclosure, (v) information that is obtained from any source other than the Borrower and the Guarantors, unless CITBC has actual knowledge that such source disclosed such information to CITBC in breach of an obligation of confidentiality, and (vi) as may be required or appropriate in any proceeding to collect the Obligations or protect or enforce any right or remedy of CITBC under the Loan Documents or in defense of any claim asserted against CITBC or in any other litigation or for compliance with any applicable law or any subpoena, discovery request or other legal process, so long as CITBC (if not prohibited from doing so) gives the Borrower at least three Business Days' prior notice thereof.

                  11.16 CAPTIONS AND CATCHLINES. The captions and catchlines herein are intended for convenience of reference only and shall not be used to define, construe, interpret or limit any of the provisions hereof.

                  11.17 COUNTERPARTS. This Financing Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Financing
Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                             THE CIT GROUP/BUSINESS CREDIT, INC.

                             By /s/ Bonnie Schain
                                ---------------------------------------
                                       Assistant Vice President

                             CLOTHESTIME STORES, INC.,
                             as Debtor and Debtor in Possession

                             By /s/ David A. Sejpal
                                ---------------------------------------
                                      Title:   Special Agent

                             THE CLOTHESTIME, INC.,
                             as Debtor and Debtor in Possession

                             By /s/ David A. Sejpal
                                ---------------------------------------
                                      Title:   Vice President, Chief Financial
                                               Officer, Treasurer and Secretary

                             MRJ INDUSTRIES, INC.,
                             as Debtor and Debtor in Possession

                             By /s/ David A. Sejpal
                                ---------------------------------------
                                      Title:   Vice President, Chief Financial
                                               Officer, Treasurer and
                                               Assistant Secretary

                             CLOTHESTIME INVESTMENT, INC.
                             as Debtor and Debtor in Possession

                             By /s/ David A. Sejpal
                                ---------------------------------------
                                      Title:   President and Secretary

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                             CLOTHESTIME INTERNATIONAL, INC.,
                             as Debtor and Debtor in Possession

                             By /s/ David A. Sejpal
                                ---------------------------------------
                                      Title:   Special Agent

                             CLOTHESTIME ACQUISITION
                                       CORPORATION,
                             as Debtor and Debtor in Possession

                             By /s/ David A. Sejpal
                                ---------------------------------------
                                      Title:   Vice President, Chief Financial
                                               Officer, Treasurer and Assistant
                                               Secretary

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                                                                  EXECUTION COPY

                                                 LIST OF EXHIBITS

                           A        -       Blocked Account Agreement

                           B        -       Guaranty

                           C        -       Interim Approval Order

                           D-1      -       Wells Fargo Stipulation

                           D-2      -       Order on Wells Fargo Stipulation

                           E        -       Opinion of Counsel to the Borrower
                                            and Guarantors

                           F        -       Form of Inventory Confirmation
                                            Certificate

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